CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Buffered Participation Securities due 2019	$838,000	$97.38

PROSPECTUS Dated November 19, 2014 PROSPECTUS SUPPLEMENT Dated November 19, 2014 INDEX SUPPLEMENT Dated November 19, 2014	Pricing Supplement No. 315 to Registration Statement No. 333-200365 Dated May 26, 2015 Rule 424(b)(2)

$838,000

GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

Buffered Participation Securities Based on the Performance of a Weighted Basket of 11 Exchange-Traded Funds due December 2, 2019

Principal at Risk Securities

Unlike ordinary debt securities, the Buffered Participation Securities Based on the Performance of a Weighted Basket of 11 Exchange-Traded Funds due December 2, 2019, which we refer to as the securities, do not pay interest and provide a minimum payment at maturity of only 20% of the stated principal amount. The securities will pay at maturity an amount based on the performance of a weighted basket consisting of the SPDR S&P 500 ETF Trust (with a weighting of 35%), which we refer to as the SPY Shares, the iShares® Russell 2000® ETF (with a weighting of 10%), which we refer to as the IWM Shares, the iShares® MSCI EAFE ETF (with a weighting of 10%), which we refer to as the EFA Shares, the Vanguard REIT ETF (with a weighting of 10%), which we refer to as the VNQ Shares, the SPDR S&P MidCap 400 ETF (with a weighting of 5%), which we refer to as the MDY Shares, the PowerShares QQQ TrustSM, Series 1 (with a weighting of 5%), which we refer to as the QQQ Shares, the Materials Select Sector SPDR® Fund (with a weighting of 5%), which we refer to as the XLB Shares, the Utilities Select Sector SPDR® Fund (with a weighting of 5%), which we refer to as the XLU Shares, the PowerShares DB Commodity Index Tracking Fund (with a weighting of 5%), which we refer to as the DBC Shares, the Market Vectors Gold Miners ETF (with a weighting of 5%), which we refer to as the GDX Shares and the iShares® MSCI Emerging Markets ETF (with a weighting of 5%), which we refer to as the EEM Shares, each of which we refer to as a basket component. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the final basket value on the valuation date. If the value of the basket has increased, you will receive a return on your investment equal to the basket percent increase. If the value of the basket has remained unchanged or depreciated, but has not declined by more than the buffer amount of 20% from the initial basket value, the securities will redeem for par. However, if the value of the basket has declined by more than the buffer amount of 20% from the initial basket value, investors will lose 1% for every 1% decline beyond the buffer amount, subject to the minimum payment at maturity of $200 per security. Investors may lose up to 80% of the stated principal amount of the securities. The securities are for investors who seek a return based on the performance of the basket components and who are willing to risk their principal and forgo current income in exchange for the buffer feature that applies to a limited range of performance of the basket. The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

•	The stated principal amount and original issue price of each security is $1,000.
•	We will not pay interest on the securities.
•	At maturity, you will receive an amount of cash per security based on the final basket value, which is determined on the valuation date, as follows:
º	If the final basket value is greater than the initial basket value, you will receive for each $1,000 stated principal amount of securities that you hold a payment at maturity equal to $1,000 plus the product of $1,000 and the basket percent increase.
º	If the final basket value is less than or equal to the initial basket value but greater than or equal to 80% of the initial basket value, meaning the value of the basket has remained unchanged or has declined by no more than the buffer amount of 20% from the initial basket value, you will receive for each $1,000 stated principal amount of securities that you hold a payment at maturity equal to $1,000.
º	If the final basket value is less than 80% of the initial basket value, meaning the value of the basket has declined by more than the buffer amount of 20% from the initial basket value, you will receive for each $1,000 stated principal amount of securities that you hold a payment at maturity equal to $1,000 × (basket performance factor + buffer amount). Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

Please see the graph illustrating the payment at maturity in “Hypothetical Payout on the Securities at Maturity” on PS-9.

•	The basket percent increase will be a fraction, the numerator of which will be the final basket value minus the initial basket value and the denominator of which will be the initial basket value.
•	The basket performance factor will be a fraction equal to the final basket value divided by the initial basket value.
•	The initial basket value is 100, which is equal to the sum of the products of (i) the closing price of one share of each basket component on the pricing date, and (ii) the multiplier for such basket component on the pricing date. The multiplier for each basket component was set on the pricing date based on each basket component’s closing price on such date so that each basket component represents its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the terms of the securities.
•	The pricing date, which is the day we priced the securities for initial sale to the public, is May 26, 2015.
•	The final basket value will be calculated based on the weighted performances of each of the basket components, each measured from its initial share price to its final share price.
•	The initial share price for each basket component is equal to the closing price of one share of such basket component on the pricing date, subject to adjustment for non-trading days and certain market disruption events affecting any of the basket components.
•	The final share price for each basket component will equal the closing price of one share of such basket component times the applicable adjustment factor, each as of the valuation date. The valuation date will be November 26, 2019, subject to adjustment for non-trading days and certain market disruption events affecting any of the basket components.
•	The adjustment factor for each basket component was initially set at 1.0 and is subject to change upon certain corporate events affecting the basket components.
•	Investing in the securities is not equivalent to investing in the basket components, their component stocks or the indices tracked by the basket components.
•	The securities will not be listed on any securities exchange.
•	The estimated value of the securities on the pricing date is $957.90 per security. See “Summary of Pricing Supplement” beginning on PS-4.
•	The CUSIP number for the securities is 61761JZJ1. The ISIN for the securities is US61761JZJ14.

You should read the more detailed description of the securities in this pricing supplement. In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of the Securities.”

The securities are riskier than ordinary debt securities. See “Risk Factors” beginning on PS-15.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE $1,000 PER SECURITY

	Price to Public	Agent’s Commissions(1)	Proceeds to Issuer(2)
Per security	$1,000	$5.50	$994.50
Total	$838,000	$4,609	$833,391

(1)	Selected dealers and their financial advisors will collectively receive from the Agent, Morgan Stanley & Co. LLC, a fixed sales commission of $5.50 for each security they sell. See “Description of the Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” in this pricing supplement. For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.
(2)	See “Description of the Securities—Use of Proceeds and Hedging” on PS-67.

The agent for this offering, Morgan Stanley & Co. LLC, is our wholly-owned subsidiary. See “Description of the Securities––Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this pricing supplement and the accompanying prospectus supplement, index supplement and prospectus relating to the securities, see the section of this pricing supplement called “Description of the Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement, index supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In addition to the selling restrictions set forth in “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement, the following selling restrictions also apply the securities:

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement, index supplement and prospectus may not be publicly distributed in Mexico.

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SUMMARY OF PRICING SUPPLEMENT

The following summary describes the securities in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus supplement, index supplement and prospectus. You should carefully consider, among other things, the matters set forth in “Risk Factors.”

The securities are medium-term debt securities of Morgan Stanley. The return on the securities is linked to the performance of a basket weighted 35% to the SPDR S&P 500 ETF Trust (the “SPY Shares”), 10% to the iShares® Russell 2000® ETF (the “IWM Shares”), 10% to the iShares® MSCI EAFE ETF (the “EFA Shares”), 10% to the Vanguard REIT ETF (the “VNQ Shares”), 5% to the SPDR S&P MidCap 400 ETF (the “MDY Shares”), 5% to the PowerShares QQQ TrustSM, Series 1 (the “QQQ Shares”), 5% to the Materials Select Sector SPDR® Fund (the “XLB Shares”), 5% to the Utilities Select Sector SPDR® Fund (the “XLU Shares”), 5% to the PowerShares DB Commodity Index Tracking Fund (the “DBC Shares”), 5% to the Market Vectors Gold Miners ETF (the “GDX Shares”) and 5% to the iShares® MSCI Emerging Markets ETF (the “EEM Shares”), each of which we refer to as a basket component. If, as of the valuation date, the basket has appreciated at all as compared to the initial basket value, you will realize a positive return on your investment in the securities equal to the basket percent increase. If the value of the basket has remained unchanged or depreciated, but has not declined by more than the buffer amount of 20% from the initial basket value, the securities will redeem for par. However, if the value of the basket has declined as of the valuation date as compared to the initial basket value by more than the buffer amount, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities.

The securities offer exposure to a weighted basket of eleven exchange-traded funds. The securities do not guarantee the return of the full principal amount at maturity, and investors may lose up to 80% of the stated principal amount of the securities. The securities are for investors who are concerned about principal risk, but seek an equity-based return, and who are willing to risk 80% of their principal and to forgo current income on the securities in exchange for the repayment of at least 20% of the principal amount at maturity and the opportunity to participate in the appreciation of the basket. You could lose up to 80% of the stated principal amount of the securities. All payments on the securities are subject to the credit risk of Morgan Stanley.

Each security costs $1,000

We, Morgan Stanley, are offering the Buffered Participation Securities Based on the Performance of a Weighted Basket of 11 Exchange-Traded Funds due December 2, 2019, which we refer to as the securities.  The stated principal amount and original issue price of each security is $1,000.

The original issue price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of the securities on the pricing date is $957.90.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the buffer amount, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring

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and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which Morgan Stanley & Co. LLC, which we refer to as MS & Co., purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

The basket	The following table sets forth the basket components along with the relevant Bloomberg ticker symbol and the weighting of each basket component.

Basket component	Initial share price	Bloomberg ticker symbol*	Weighting	Multiplier
Shares of the SPDR S&P 500 ETF Trust (the “SPY Shares”)	$210.71	SPY UP	35%	0.166105073
Shares of the iShares® Russell 2000® ETF (the “IWM Shares”)	$123.19	IWM UP	10%	0.081175420
Shares of the iShares® MSCI EAFE ETF (the “EFA Shares”)	$66.75	EFA UP	10%	0.149812734
Shares of the Vanguard REIT ETF (the “VNQ Shares”)	$79.42	VNQ UP	10%	0.125912868
Shares of the SPDR S&P MidCap 400 ETF (the “MDY Shares”)	$277.63	MDY UP	5%	0.018009581
Shares of the PowerShares QQQ TrustSM, Series 1 (the “QQQ Shares”)	$109.17	QQQ UP	5%	0.045800128
Shares of the Materials Select Sector SPDR® Fund (the “XLB Shares”)	$50.48	XLB UP	5%	0.099049128
Shares of the Utilities Select Sector SPDR® Fund (the “XLU Shares”)	$44.29	XLU UP	5%	0.112892301
Shares of the PowerShares DB Commodity Index Tracking Fund (the “DBC Shares”)	$17.64	DBC UP	5%	0.283446712
Shares of the Market Vectors Gold Miners ETF (the “GDX Shares”)	$19.23	GDX UP	5%	0.260010400
Shares of the iShares® MSCI Emerging Markets ETF (the “EEM Shares”)	$42.06	EEM UP	5%	0.118877794

*Bloomberg ticker symbols are being provided for reference purposes only. With respect to each basket component, the initial share price and the multiplier have been, and the final share price will be, determined as set forth under “Description of Securities—Share Closing Price” and “Description of Securities—Multiplier.”

The securities provide for a minimum payment at maturity of only 20% of	Unlike ordinary debt securities, the securities do not pay interest and provide for a minimum payment at maturity of only 20% of your principal. At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount

PS-4

your principal; no interest

in cash that will vary depending on the value of the basket on the valuation date, and this amount may be significantly less than the stated principal amount of the securities.  If the value of the basket declines as of the valuation date by more than the buffer amount of 20% from the initial basket value, for every 1% decline beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your securities.  However, under no circumstances will the payment at maturity be less than the minimum payment at maturity of $200 per security.

Payment at maturity

Unlike ordinary debt securities, the securities do not pay interest.  Instead, for each $1,000 stated principal amount of securities that you hold, you will receive an amount in cash determined as follows:

• If the final basket value is greater than the initial basket value, $1,000 + $1,000 × the basket percent increase, where
	basket percent increase =	final basket value – initial basket value
initial basket value

and

initial basket value = 100, which is equal to the sum of the products of the initial share price of each basket component and the multiplier for such basket component on the pricing date

and

final basket value = the sum of the products of the final share price of each basket component and the multiplier for such basket component on the valuation date

and

multiplier = the fractional value assigned to each basket component so that each basket component represents its applicable weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the securities. The multiplier for each basket component is set forth under “—The basket—Multiplier” above.

and

initial share price = for each basket component, the closing price of one share of such basket component on the pricing date. The initial share price for each basket component is set forth under “—The basket—Initial share price” above.

and

final share price = for each basket component, the closing price of one share of such basket component on the valuation date times the adjustment factor for such basket component on such date. The valuation date will be November 26, 2019, subject to postponement due to non-trading days or market disruption events.

PS-5

The adjustment factor for each basket component was initially set at 1.0 on the pricing date and may be adjusted for certain corporate events relating to that basket component as described in the section entitled “Description of Securities—Antidilution Adjustments.”

•      if the final basket value is less than or equal to the initial basket value but greater than or equal to 80% of the initial basket value, meaning the value of the basket has remained unchanged or has declined by no more than the buffer amount of 20% from the initial basket value, the stated principal amount of $1,000

•      if the final basket value is less than 80% of the initial basket value, meaning the value of the basket has declined by more than the buffer amount of 20% from the initial basket value,

$1,000 x (basket performance factor + buffer amount)

where

and

buffer amount = 20%

Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

All payments on the securities, including the payment of the minimum payment at maturity, are subject to the credit risk of Morgan Stanley.

Price movements in the basket components may not correlate with each other. At a time when the price of one or more basket components increases, the price of other basket components may decline in value. Therefore, in calculating the payment at maturity, increases in the prices of one or more basket components may be moderated, offset or more than offset, by declines in the prices of one or more of the other basket components.

Furthermore, the basket components do not have the same basket component weightings. Therefore, the same percentage change over the term of the securities in each of the basket components would have different effects on the basket performance, and, for example, decreases in the value of the SPY Shares (which is weighted at 35%), the IWM Shares (which is weighted at 10%), the EFA Shares (which is weighted at 10%) or the VNQ Shares (which is weighted at 10%) would moderate, offset or more than offset increases in the value of the MDY Shares (which is weighted at 5%), the QQQ Shares (which is weighted at 5%), the XLB Shares (which is weighted at 5%), the XLU Shares (which is weighted at 5%), the DBC Shares (which is weighted at 5%), the GDX Shares (which is weighted at 5%) or the EEM Shares (which is weighted at 5%).

On PS-9, we have provided a section entitled “Hypothetical Payouts on the Securities at Maturity,” which illustrates the payout on the securities over a range of
PS-6

hypothetical basket percent changes. The examples do not show every situation that can occur.

Please review the historical performance of each of the basket components and also the graph of the historical performance of the basket as a whole for the period from January 1, 2010 through May 26, 2015 in this pricing supplement under “Description of Securities—Historical Information” and “Description of Securities—Historical Graph.” The graph showing the historical performance of the basket illustrates the effect of any offset between the basket components during such period. You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether the positive performance of any basket component will be offset by a lesser positive performance or negative performance of one or more of the other basket components, based on their historical performance.

Investing in the securities is not equivalent to investing in the basket components, their component stocks or the indices tracked by the basket components.

Investment in the securities involves risks associated with foreign equity securities (both emerging markets and developed markets) as well as exposure to the currency exchange risk of the currencies of the countries represented in the basket components relative to the U.S. dollar	The EFA Shares and the EEM Shares track the MSCI EAFE IndexSM and the MSCI Emerging Markets IndexSM, respectively. The securities included in these indices have been issued by companies in various foreign (and certain emerging markets) countries. There are risks associated with investing in foreign equity securities, and the value of such securities will affect the value of your investment. Furthermore, because the prices of the EFA Shares and the EEM Shares are related to the U.S. dollar value of securities underlying the MSCI EAFE IndexSM and the MSCI Emerging Markets IndexSM, respectively, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade, and fluctuations in the exchange rate of such currencies relative to the U.S. dollar will affect the value of your investment. The effects of this currency exchange risk will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar.

Morgan Stanley & Co. LLC will be the calculation agent	We have appointed our affiliate, Morgan Stanley & Co. LLC, which we refer to as MS & Co., to act as calculation agent for The Bank of New York Mellon, a New York banking corporation, the trustee for our senior notes. As calculation agent, MS & Co. has determined the initial share price and the multiplier for each basket component, and will determine the final share price for each basket component, the basket percent increase or the basket performance factor, as applicable, whether to make any adjustments to any adjustment factor, whether a market disruption event has occurred and the payment that you will receive at maturity.

Morgan Stanley & Co. LLC will be the agent; conflicts of interest	The agent for the offering of the securities, MS & Co., our wholly-owned subsidiary, will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Description of the Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” starting on PS-68.

Where you can find more information on the securities	The securities are unsecured debt securities issued as part of our Series F medium-term note program. You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 19, 2014, the index supplement dated November 19, 2014 and the prospectus dated November 19, 2014. We describe the basic features of this type of debt security in the sections of the prospectus supplement called “Description of Notes—Notes Linked to
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Commodity Prices, Single Securities, Baskets of Securities or Indices” and in the section of the prospectus called “Description of Debt Securities—Fixed Rate Debt Securities.”

Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the securities, you should read the “Description of the Securities” section in this pricing supplement. You should also read about some of the risks involved in investing in the securities in the section called “Risk Factors.” The tax and accounting treatment of investments in equity-linked securities such as these may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called “Description of the Securities—United States Federal Taxation.” We urge you to consult with your investment, legal, tax, accounting and other advisers with regard to any proposed or actual investment in the securities.

How to reach us	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

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HYPOTHETICAL PAYOUT ON THE SECURITIES AT MATURITY

The following graph illustrates the payment at maturity on the securities for a range of hypothetical percentage changes in the value of the basket. The graph is based on the following terms:

Stated principal amount:	$1,000 per security
Buffer amount:	20%
Minimum payment at maturity:	$200 per security (20% of the stated principal amount)

•	Upside Scenario: If the final basket value is greater than the initial basket value, investors will receive at maturity the $1,000 stated principal amount plus 100% of the appreciation of the basket over the term of the securities.

•	Par Scenario: If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 20%, investors will receive the stated principal amount of $1,000 per security.

•	Downside Scenario: If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 20%, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the value of the basket from the initial basket value beyond the buffer amount. The minimum payment at maturity is $200 per security.

o	For example, if the value of the basket depreciates 40%, investors would lose 20% of their principal and receive only $800 per security at maturity, or 80% of the stated principal amount.
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The table below illustrates the payment at maturity for each security for a hypothetical range of performance of the basket and does not cover the complete range of possible payouts at maturity. The table reflects the minimum payment at maturity of $200 per security and the initial basket value of 100.

Initial Basket Value	Final Basket Value	Basket Percent Increase	Basket Performance Factor	Payment at Maturity	Return on $1,000 Security
100	200	100.0%	N/A	$2,000.00	100.0%
100	190	90.0%	N/A	$1,900.00	90.0%
100	180	80.0%	N/A	$1,800.00	80.0%
100	170	70.0%	N/A	$1,700.00	70.0%
100	160	60.0%	N/A	$1,600.00	60.0%
100	150	50.0%	N/A	$1,500.00	50.0%
100	140	40.0%	N/A	$1,400.00	40.0%
100	130	30.0%	N/A	$1,300.00	30.0%
100	120	20.0%	N/A	$1,200.00	20.0%
100	110	10.0%	N/A	$1,100.00	10.0%
100	100	N/A	N/A	$1,000.00	0.0%
100	95	N/A	–5.0%	$1,000.00	0.0%
100	90	N/A	–10.0%	$1,000.00	0.0%
100	80	N/A	–20.0%	$1,000.00	0.0%
100	70	N/A	–30.0%	$900.00	–10.0%
100	60	N/A	–40.0%	$800.00	–20.0%
100	50	N/A	–50.0%	$700.00	–30.0%
100	40	N/A	–60.0%	$600.00	–40.0%
100	30	N/A	–70.0%	$500.00	–50.0%
100	20	N/A	–80.0%	$400.00	–60.0%
100	10	N/A	–90.0%	$300.00	–70.0%
100	0	N/A	–100.0%	$200.00	–80.0%

Below are three examples of how to calculate the basket performance. The following examples are based on hypothetical data and are provided for illustrative purposes only. The examples assume the hypothetical multipliers and hypothetical initial share prices set forth below. The actual initial share price and multiplier for each basket component are set forth under “Description of the Securities—Basket.” The examples do not show every situation that can occur.

All payments on the securities, including the payment of the minimum payment at maturity, are subject to the credit risk of Morgan Stanley.

Example 1: The value of the basket appreciates from the initial basket value.

Basket Component	Basket Weighting	Hypothetical Multiplier	Hypothetical Initial Share Price	Hypothetical Final Share Price	Appreciation / Depreciation
SPY Shares	35%	0.175000000	$200.00	$220.00	+10%
IWM Shares	10%	0.086956522	$115.00	$132.25	+15%
EFA Shares	10%	0.142857143	$70.00	$73.50	+5%
VNQ Shares	10%	0.125000000	$80.00	$83.20	+4%
MDY Shares	5%	0.019230769	$260.00	$273.00	+5%
QQQ Shares	5%	0.050000000	$100.00	$108.00	+8%
XLB Shares	5%	0.100000000	$50.00	$58.50	+17%
XLU Shares	5%	0.111111111	$45.00	$47.70	+6%

DBC Shares	5%	0.200000000	$25.00	$28.50	+14%

PS-10

GDX Shares	5%	0.166666667	$30.00	$31.50	+5%
EEM Shares	5%	0.111111111	$45.00	$49.50	+10%

Final Basket Value = Sum of the products of (i) the final share price of each basket component on the valuation date and (ii) the multiplier for such basket component on the valuation date

SPY Shares performance value =	Final Share Price × Multiplier, plus
IWM Shares performance value =	Final Share Price × Multiplier, plus
EFA Shares performance value =	Final Share Price × Multiplier, plus
VNQ Shares performance value =	Final Share Price × Multiplier, plus
MDY Shares performance value =	Final Share Price × Multiplier, plus
QQQ Shares performance value =	Final Share Price × Multiplier, plus
XLB Shares performance value =	Final Share Price × Multiplier, plus
XLU Shares performance value =	Final Share Price × Multiplier, plus
DBC Shares performance value =	Final Share Price × Multiplier, plus
GDX Shares performance value =	Final Share Price × Multiplier, plus
EEM Shares performance value =	Final Share Price × Multiplier

So, using the hypothetical final share prices and the hypothetical multipliers above, the final basket value is calculated as follows:

SPY Shares performance value =	$220.00 × 0.175000000, plus
IWM Shares performance value =	$132.25 × 0.086956522, plus
EFA Shares performance value =	$73.50 × 0.142857143, plus
VNQ Shares performance value =	$83.20 × 0.125000000, plus
MDY Shares performance value =	$273.00 × 0.019230769, plus
QQQ Shares performance value =	$108.00 × 0.050000000, plus
XLB Shares performance value =	$58.50 × 0.100000000, plus
XLU Shares performance value =	$47.70 × 0.111111111, plus
DBC Shares performance value =	$28.50 × 0.200000000, plus
GDX Shares performance value =	$31.50 × 0.166666667, plus
EEM Shares performance value =	$49.50 × 0.111111111

Final Basket Value	=	109.15

Initial Basket Value	=	100.00

If the final basket value is greater than the initial basket value, the payment at maturity per $1,000 stated principal amount will equal $1,000 plus the product of $1,000 and the basket percent increase.

	=	9.15%

Payment at Maturity	=	$1,000 + ($1,000 × 9.15%)

	=	$1,000 + $91.50

	=	$1,091.50

PS-11

Because the final basket value is greater than the initial basket value, investors will receive a payment at maturity that is greater than the stated principal amount of the securities.

Example 2: The value of the basket has declined, but by no more than the buffer amount of 20%.

Basket Component	Basket Weighting	Hypothetical Multiplier	Hypothetical Initial Share Price	Hypothetical Final Share Price	Appreciation / Depreciation
SPY Shares	35%	0.175000000	$200.00	$130.00	– 35%
IWM Shares	10%	0.086956522	$115.00	$132.25	+ 15%
EFA Shares	10%	0.142857143	$70.00	$73.50	+ 5%
VNQ Shares	10%	0.125000000	$80.00	$64.00	– 20%
MDY Shares	5%	0.019230769	$260.00	$223.60	– 14%
QQQ Shares	5%	0.050000000	$100.00	$70.00	– 30%
XLB Shares	5%	0.100000000	$50.00	$41.00	– 18%
XLU Shares	5%	0.111111111	$45.00	$39.60	– 12%
DBC Shares	5%	0.200000000	$25.00	$25.75	+ 3%
GDX Shares	5%	0.166666667	$30.00	$31.80	+ 6%
EEM Shares	5%	0.111111111	$45.00	$41.85	– 7%

So, using the hypothetical final share prices and the hypothetical multipliers above, the final basket value is calculated as follows:

SPY Shares performance value =	$130.00 × 0.175000000, plus
IWM Shares performance value =	$132.25 × 0.086956522, plus
EFA Shares performance value =	$73.50 × 0.142857143, plus
VNQ Shares performance value =	$64.00 × 0.125000000, plus
MDY Shares performance value =	$223.60 × 0.019230769, plus
QQQ Shares performance value =	$70.00 × 0.050000000, plus
XLB Shares performance value =	$41.00 × 0.100000000, plus
XLU Shares performance value =	$39.60 × 0.111111111, plus
DBC Shares performance value =	$25.75 × 0.200000000, plus
GDX Shares performance value =	$31.80 × 0.166666667, plus
EEM Shares performance value =	$41.85 × 0.111111111

Final Basket Value	=	84.15
Initial Basket Value	=	100.00
Basket performance factor	=	final basket value / initial basket value
	=	84.15 / 100.00
	=	0.8415

If the final basket value is less than or equal to the initial basket value but greater than or equal to 80% of the initial basket value, meaning the value of the basket has remained unchanged or has declined by no more than the buffer amount of 20% from the initial basket value, the payment at maturity per $1,000 stated principal amount will be equal to the stated principal amount of $1,000.

Because the value of the basket has declined by 15.85%, which is less than or equal to the buffer amount of 20%, the payment at maturity would be equal to the stated principal amount of $1,000.

PS-12

Example 3: The value of the basket has declined by more than the buffer amount of 20%.

Basket Component	Basket Weighting	Hypothetical Multiplier	Hypothetical Initial Share Price	Hypothetical Final Share Price	Appreciation / Depreciation
SPY Shares	35%	0.175000000	$200.00	$70.00	– 65%
IWM Shares	10%	0.086956522	$115.00	$51.75	– 55%
EFA Shares	10%	0.142857143	$70.00	$38.50	– 45%
VNQ Shares	10%	0.125000000	$80.00	$32.00	– 60%
MDY Shares	5%	0.019230769	$260.00	$286.00	+ 10%
QQQ Shares	5%	0.050000000	$100.00	$130.00	+ 30%
XLB Shares	5%	0.100000000	$50.00	$57.50	+ 15%
XLU Shares	5%	0.111111111	$45.00	$56.25	+ 25%
DBC Shares	5%	0.200000000	$25.00	$26.25	+ 5%
GDX Shares	5%	0.166666667	$30.00	$31.50	+ 5%
EEM Shares	5%	0.111111111	$45.00	$56.25	+ 25%

So, using the hypothetical final share prices and the hypothetical multipliers above, the final basket value is calculated as follows:\

SPY Shares performance value =	$70.00 × 0.175000000, plus
IWM Shares performance value =	$51.75 × 0.086956522, plus
EFA Shares performance value =	$38.50 × 0.142857143, plus
VNQ Shares performance value =	$32.00 × 0.125000000, plus
MDY Shares performance value =	$286.00 × 0.019230769, plus
QQQ Shares performance value =	$130.00 × 0.050000000, plus
XLB Shares performance value =	$57.50 × 0.100000000, plus
XLU Shares performance value =	$56.25 × 0.111111111, plus
DBC Shares performance value =	$26.25 × 0.200000000, plus
GDX Shares performance value =	$31.50 × 0.166666667, plus
EEM Shares performance value =	$56.25 × 0.111111111

Final Basket Value = 67.00

 Initial Basket Value = 100.00

If the final basket value is less than 80% of the initial basket value, meaning the value of the basket has declined by more than the buffer amount of 20% from the initial basket value, the payment at maturity per $1,000 stated principal amount will equal $1,000 × (basket performance factor + buffer amount).

Basket performance factor	=	final basket value / initial basket value
	=	67.00 / 100.00
	=	0.6700

Payment at maturity	=	$1,000 × (0.6700 + 0.20)
	=	$1,000 × 0.8700

PS-13

=	$870.00

In the above example, the positive performance values of the MDY Shares, QQQ Shares, XLB Shares, XLU Shares, DBC Shares, GDX and EEM Shares are more than offset by the negative performance values of the more heavily weighted SPY Shares, IWM Shares, EFA Shares and VNQ Shares, resulting in a negative final basket value and a negative return on the securities.

If the final basket value decreases from the initial basket value by more than the buffer amount of 20%, you will receive an amount in cash that is less than the $1,000 stated principal amount of each security by an amount proportionate to the decline in the value of the basket beyond the buffer amount, and you will lose money on your investment. You could lose up to 80% of the stated principal amount of the securities.

PS-14

RISK FACTORS

The securities are not secured debt, and, unlike ordinary debt securities, do not guarantee the return of any principal at maturity and do not pay any interest. Investing in the securities is not equivalent to investing in the basket components, their component stocks or the indices tracked by the basket components. This section describes the most significant risks relating to the securities. For a further discussion of risk factors, please see the accompanying prospectus supplement, index supplement and prospectus.

The securities do not pay interest and provide a minimum payment at maturity of only 20% of your principal

The terms of the securities differ from those of ordinary debt securities in that we will not pay you any interest, and provide a minimum payment at maturity of only 20% of the stated principal amount.  At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the value of the basket on the valuation date.  If the final basket value decreases from the initial basket value by more than the buffer amount of 20%, you will receive at maturity an amount in cash that is less than the $1,000 stated principal amount of each security by an amount proportionate to the decline in the value of the basket beyond the buffer amount, and you will lose money on your investment.  You could lose up to 80% of the stated principal amount of the securities.  See “Hypothetical Payout on the Securities at Maturity” on P

S-9.

The market price of the securities will be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  We expect that generally the values of the basket components on any day will affect the value of the securities more than any other single factor.  Other factors that may influence the value of the securities include:

• the volatility (frequency and magnitude of changes in value) of each of the basket components,

• interest and yield rates in the market,

• geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or securities markets generally and which may affect the final share prices,

• the time remaining until the maturity of the securities,

• the exchange rates of the U.S. dollar relative to each of the currencies in which the securities underlying the basket components trade,

• dividend rates on each of the basket components and the securities underlying each of the basket components,

• the occurrence of certain events affecting the basket components that may or may not require an adjustment to the relevant adjustment factor,

• the composition of the indices tracked by the basket components and changes in the constituent stocks of the indices tracked by the basket components, and

• any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the price of the values of the basket components at the time of sale are at or below the respective initial share prices.

You cannot predict the future performance of any of the basket components based on their historical performance. The value of the basket may decline by more than the

PS-15

buffer amount of 20% so that you will be exposed to the depreciation of the basket and receive a payment at maturity that is less than the principal amount. There can be no assurance that the basket performance will be positive such that you will receive at maturity an amount that is greater than the stated principal amount of the securities.

The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities	You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and therefore you are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

Changes in the value of one or more basket components may offset changes in the value of one or more of the other basket components; the basket components are not equally weighted

Movements in the values of the basket components may not correlate with each other. At a time when the value of one basket component increases, the value of the other basket components may not increase as much, or may decrease. Therefore, in calculating the basket performance, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or decreases in the value of the other basket components. Furthermore, the basket components do not have the same basket weightings. The SPY Shares are weighted at 35%, the IWM Shares are weighted at 10%, the EFA Shares are weighted at 10%, the VNQ Shares are weighted at 10%, the MDY Shares are weighted at 5%, the QQQ Shares are weighted at 5%, the XLB Shares are weighted at 5%, the XLU Shares are weighted at 5%, the DBC Shares are weighted at 5%, the GDX Shares are weighted at 5% and the EEM Shares are weighted at 5% of the basket. Therefore, the same percentage change over the term of the securities in each of the basket components would have different effects on the basket performance. A decrease in the value of a more heavily weighted basket component could moderate, offset or more than offset an increase in the value of a less heavily weighted basket component. For example, because the weighting of the SPY Shares is significantly greater than the weighting of the EEM Shares, a 5% decrease in the value of the SPY Shares will more than offset a 10% increase in the value of the EEM Shares, which has a lower weighting.

If the value of the basket has declined by more than the buffer amount of 20% as of the valuation date, you will receive at maturity an amount that is less than the stated principal amount of the securities.

You can review the historical performance of each of the basket components and a graph of the historical performance of the basket as a whole for the period from January 1, 2010 through May 26, 2015 in this pricing supplement under “Description of Securities—Historical Information” and “Description of Securities—Historical Graph” beginning on PS-35.

You cannot predict the future performance of the basket components or of the basket as a whole, or whether an increase in the value of one basket component will be offset by a lesser increase or decrease in the value of the other basket components, based on the historical performance of the basket components.

The amount payable on the securities is not linked to the value of the basket at any time other than the valuation date	The final basket value will be determined on the valuation date, subject to adjustment for non-trading days and certain market disruption events. Even if value of the basket appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the value of the basket prior to such drop. Although the actual value of the basket on the stated maturity

PS-16

date or at other times during the term of the securities may be higher than the final basket value, the payment at maturity will be based solely on the basket closing value on the valuation date.

The securities will not be listed on any securities exchange and secondary trading may be limited	The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components and the indices tracked by the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

PS-17

The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price	These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities will be influenced by many unpredictable factors” above.

Investing in the securities is not equivalent to investing in the basket components; you have no shareholder or other rights in the basket components and are exposed to the credit risk of Morgan Stanley	Investing in the securities is not equivalent to investing in the basket components, their component stocks or the indices tracked by the basket components. As an investor in the securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to any of the basket components or any of the securities underlying the basket components. In addition, you do not have the right to exchange your securities for any of the basket components or any of the securities underlying the basket components at any time, and you are subject to the credit risk of Morgan Stanley.

The securities are subject to currency exchange rate risk

Because the prices of the EFA Shares and the EEM Shares track the performance of the MSCI EAFE Index and the MSCI Emerging Markets Index, respectively, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the basket components, the price of the basket components, as applicable, will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•      existing and expected rates of inflation;

•      existing and expected interest rate levels;

•      the balance of payments; and

•      the extent of governmental surpluses or deficits in the countries represented in the MSCI EAFE Index and the MSCI Emerging Markets Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI EAFE Index and the MSCI Emerging Markets Index and the United States and other countries important to international trade and finance.

There are risks associated with investments in	The prices of the EFA Shares and the EEM Shares track the performance of the MSCI EAFE Index and the MSCI Emerging Markets Index, respectively, which
PS-18

securities linked to the value of foreign equity securities, including, in particular, emerging markets equity securities	measure the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

The securities are linked to the IWM Shares and are therefore subject to risks associated with small-capitalization companies.	The IWM Shares seek investment results that correspond generally to the price and yield performance of the Russell 2000® Index. The Russell 2000 Index consists of stocks issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000 Index may be more volatile than that of indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

The XLB Shares are subject to risks associated with the materials sector

All or substantially all of the equity securities held by the XLB Shares are issued by companies whose primary line of business is directly associated with the materials sector. This means the XLB Shares will be more affected by the performance of the materials sector than a fund or index that is more diversified.

Market or economic factors impacting materials companies and companies that rely heavily on materials could have a major effect on the value of the XLB Shares. Many companies in this sector are significantly affected by the level and volatility of commodity prices, the exchange value of the dollar, import controls, worldwide competition, environmental policies and consumer demand. At times, worldwide production of industrial materials has exceeded demand as a result of over-building or economic downturns, leading to poor investment returns or losses. Other risks may include liabilities for environmental damage and general civil liabilities,

PS-19

depletion of resources and mandated expenditures for safety and pollution control. The materials sector may also be affected by economic cycles, technical progress, labor relations, and government regulations.

The difficulties described above could cause a downturn in the materials sector generally and could cause the value of the securities held by the XLB Shares and thus the value of the XLB Shares to decline during the term of the securities, which may adversely affect the value of the basket, and, therefore, the value of the securities.

The XLU Shares are subject to risks associated with the utilities sector

All or substantially all of the equity securities held by the XLU Shares are issued by companies whose primary business is directly associated with the utilities sector. The utilities sector may be adversely affected by the following risks: the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation, and the effects of regulatory changes.

The difficulties described above could cause a downturn in the utilities sector generally and could cause the value of the securities held by the XLU Shares and thus the value of the XLU Shares to decline during the term of the securities, which may adversely affect the value of the basket, and, therefore, the value of the securities.

The VNQ Shares are subject to risks associated with the real estate industry	The VNQ Shares are subject to certain risks applicable to the real estate industry. The VNQ Shares invests in real estate investment trusts (“REITs”), which exposes the VNQ Shares to the risks of owning real estate directly as well as to risks that relate specifically to the way in which REITs are organized and operated. Real estate is highly sensitive to general and local economic conditions and developments, and characterized by intense competition and periodic overbuilding. Specific risks especially relevant to investment in the real estate industry include interest rate risk, leverage risk, property risk, management risk, liquidity risk, concentration risk, U.S. tax risk and regulatory risk. Any of these risks could adversely impact the value of the VNQ Shares, and, accordingly, the value of the securities.

The DBC Shares are focused on a group of commodities; investments linked to commodities are subject to sharp fluctuations in commodity prices	The DBC Shares seek to track an underlying index which includes fourteen physical commodities: light sweet crude oil (WTI), heating oil, RBOB gasoline, natural gas, brent crude, gold, silver, aluminum, zinc, copper grade A, corn, wheat, soybeans, and sugar. Investments linked to the prices of commodities are subject to sharp fluctuations in the prices of commodities and related contracts over short periods of time as a result of a variety of factors, including: changes in supply and demand relationships; weather; climatic events; the occurrence of natural disasters; wars; political and civil upheavals; acts of terrorism; trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates; and trading activities in commodities and related contracts. These factors may affect the price of the DBC Shares and the value of the basket, and, therefore, the value of the securities in varying and potentially inconsistent ways. As a result of these or other factors, the price of the DBC Shares may be volatile.

The GDX Shares are subject to risks associated with the gold and silver	The securities are subject to certain risks applicable to the gold and silver mining industry. The stocks included in the NYSE Arca Gold Miners Index and that are generally tracked by the GDX Shares are stocks of companies primarily engaged in
PS-20

mining industry

the mining of gold or silver. The underlying shares may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Because the GDX Shares primarily invest in stocks and American Depositary Receipts (“ADRs”) of companies that are involved in the gold mining industry, the underlying shares are subject to certain risks associated with such companies.

Competitive pressures may have a significant effect on the financial condition of companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

The GDX Shares invest to a lesser extent in stocks and ADRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, photography and silverware.

Legal and regulatory changes could adversely affect the return on and value of your securities

Futures contracts and options on futures contracts, including those related to the index tracked by the DBC Shares, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various non-U.S. governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be

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substantial and adverse to the interests of holders of the securities.

For example, the Dodd-Frank Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the amount of positions that may be held by any person in certain commodity futures contracts and swaps, futures and options that are economically equivalent to such contracts. While the effects of these or other regulatory developments are difficult to predict, when adopted, such rules may have the effect of making the markets for commodities, commodity futures contracts, options on futures contracts and other related derivatives more volatile and over time potentially less liquid. Such restrictions may force market participants, including us and our affiliates, or such market participants may decide, to sell their positions in such futures contracts and other instruments subject to the limits. If this broad market selling were to occur, it would likely lead to declines, possibly significant declines, in commodity prices, in the price of such commodity futures contracts or instruments and potentially, the value of the securities.

Adjustments to the basket components or the indices tracked by the basket components, as applicable, could adversely affect the value of the securities	The investment adviser to each of the SPDR S&P 500 ETF Trust, the iShares® Russell 2000® ETF, the iShares® MSCI EAFE ETF, the Vanguard REIT ETF, the SPDR S&P MidCap 400 ETF, the PowerShares QQQ TrustSM, Series 1, the Materials Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund, the PowerShares DB Commodity Index Tracking Fund, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index, the Russell 2000® Index, the MSCI EAFE Index®, the MSCI U.S. REIT Index, the S&P MidCap 400® Index, the NASDAQ-100 Index®, the Materials Select Sector Index, the Utilities Select Sector Index, the DBIQ Optimum Yield Diversified Commodity Index – Excess ReturnTM, the NYSE Arca Gold Miners Index, and the MSCI Emerging Markets IndexSM, respectively (each, a “Tracked Index” and together, the “Tracked Indices”). Pursuant to its investment strategy or otherwise, the investment adviser may add, delete or substitute the stocks composing the relevant fund. Any of these actions could adversely affect the price of the shares of the relevant fund, and, consequently, the value of the securities. In addition, the publisher of each Tracked Index is responsible for calculating and maintaining such Tracked Index. The applicable index publisher may add, delete or substitute the stocks constituting any of the Tracked Indices or make other methodological changes that could change the value of any of the Tracked Indices. The applicable index publisher may also discontinue or suspend calculation or publication of any of the indices tracked by basket components at any time. Any of these actions could adversely affect the value of any of the Tracked Indices, and, consequently, the value of the securities.

The basket components and the indices tracked by such basket components are different	The performance of the basket components may not exactly replicate the performance of the respective indices tracked by the basket components, because each basket component will reflect transaction costs and fees that are not included in the calculation of the index tracked by such basket component. It is also possible that the basket components may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the indices they track due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the basket components, differences in trading hours between each basket component and the respective index such basket component tracks or due to other circumstances. Additionally, the investment adviser for any basket component may have authorization to invest in other securities, including securities not included in the respective index it tracks, futures contracts, options on futures contracts, other types of options and swaps related to the respective index it tracks, as well as cash and cash equivalents, including shares of money market funds affiliated with the investment advisers.
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The antidilution adjustments the calculation agent is required to make do not cover every corporate event that can affect any of the basket components	MS & Co., as calculation agent, will adjust the adjustment factor for the basket components for certain corporate events affecting the relevant basket component. However, the calculation agent will not make an adjustment for every event or every distribution that could affect any of the basket components. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the securities.

The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities	As calculation agent, MS & Co. has determined the initial share price and the multiplier for each basket component, and will determine the final share price for each basket component, the basket percent increase or the basket performance factor, as applicable, and the payment that you will receive at maturity. Moreover, certain determinations made by MS & Co. in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor index or calculation of any share closing price in the event of a market disruption event or discontinuance of an index tracked by a basket component, and certain adjustments to an adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see the sections of this pricing supplement called “Description of the Securities—Pricing Date” “—Payment at Maturity,” “—Basket Percent Increase,” “—Basket Performance Factor,” “—Initial Basket Value,” “—Final Basket Value,” “—Share Closing Price” “—Antidilution Adjustments,” “—Valuation Date,” “—Trading Day,” “—Calculation Agent,” “—Market Disruption Event,” “—Alternate Exchange Calculation in Case of an Event of Default,” and “—Discontinuance of the Basket Components and/or the Indices Tracked by the Basket Components; Alteration of Method of Calculation.” In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities	One or more of our subsidiaries and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the basket components or stocks underlying the basket components), including trading in the basket components or stocks that are included in the Tracked Indices as well as in other instruments related to the basket components. As a result, we may be unwinding or adjusting hedge positions during the term of the securities, and our hedging strategy may involve greater and more frequent dynamic adjustments to our hedge as we approach the valuation date. Some of our subsidiaries also trade the basket components or stocks that are included in the Tracked Indices and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial share prices, and, therefore, could have increased the values at or above which the basket components must close on the valuation date so that an investor would not sustain a loss on their investment. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the prices of the basket components on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity.

The U.S. federal income tax consequences of an investment in the securities are uncertain

Please note that the discussions in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the securities supersede the discussions contained in the accompanying prospectus supplement.

Subject to the discussion under “United States Federal Taxation” in this pricing supplement, although there is uncertainty regarding the U.S. federal income tax

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consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP (“our counsel”), under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the discussion under “United States Federal Taxation” in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the securities.

Moreover, because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction.” If this treatment applies, all or a portion of any long-term capital gain of a U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge would be imposed).

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and Non-U.S. Holders should read carefully the discussion under “United States Federal Taxation” in this pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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DESCRIPTION OF THE SECURITIES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term “Security” refers to each $1,000 Stated Principal Amount of our Buffered Participation Securities Based on the Performance of a Weighted Basket of 11 Exchange-Traded Funds due December 2, 2019. In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal Amount	$838,000
Pricing Date	May 26, 2015
Original Issue Date (Settlement Date)	May 29, 2015 (3 Business Days after the Pricing Date)
Maturity Date	December 2, 2019, subject to extension as described in the following paragraph.
If the Valuation Date for any Basket Component is postponed in accordance with the definition thereof so that it falls less than two Business Days prior to the scheduled Maturity Date, the Maturity Date will be postponed to the second Business Day following such Valuation Date as postponed. See “––Valuation Date” below.
Issue Price	100% ($1,000 per Security)
Stated Principal Amount	$1,000 per Security
Denominations	$1,000 and integral multiples thereof
CUSIP Number	61761JZJ1
ISIN	US61761JZJ14
Interest Rate	None
Specified Currency	U.S. dollars
Basket	The following table sets forth the Basket Components along with the relevant Bloomberg ticker symbol and the weighting of each Basket Component.

Basket Component	Initial Share Price	Bloomberg Ticker Symbol*	Weighting	Multiplier
Shares of the SPDR S&P 500 ETF Trust (the “SPY Shares”)	$210.71	SPY UP	35%	0.166105073
Shares of the iShares® Russell 2000® ETF (the “IWM Shares”)	$123.19	IWM UP	10%	0.081175420
Shares of the iShares® MSCI EAFE ETF (the “EFA Shares”)	$66.75	EFA UP	10%	0.149812734
Shares of the Vanguard REIT ETF (the “VNQ Shares”)	$79.42	VNQ UP	10%	0.125912868
Shares of the SPDR S&P MidCap 400 ETF (the “MDY Shares”)	$277.63	MDY UP	5%	0.018009581
Shares of the PowerShares QQQ TrustSM, Series 1 (the “QQQ Shares”)	$109.17	QQQ UP	5%	0.045800128
Shares of the Materials Select Sector SPDR® Fund (the “XLB Shares”)	$50.48	XLB UP	5%	0.099049128
Shares of the Utilities Select Sector SPDR® Fund (the “XLU Shares”)	$44.29	XLU UP	5%	0.112892301
Shares of the PowerShares DB Commodity Index Tracking Fund (the “DBC Shares”)	$17.64	DBC UP	5%	0.283446712
Shares of the Market Vectors Gold Miners ETF (the “GDX Shares”)	$19.23	GDX UP	5%	0.260010400

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Shares of the iShares® MSCI Emerging Markets ETF (the “EEM Shares”)	$42.06	EEM UP	5%	0.118877794

*Bloomberg ticker symbols are being provided for reference purposes only. With respect to each Basket Component, the Initial Share Price and the Multiplier have been, and the Final Share Price will be, determined as set forth under “—Share Closing Price” and “—Basket—Multiplier” below.

SPY Underlying Index	The S&P 500® Index
IWM Underlying Index	The Russell 2000® Index
EFA Underlying Index	The MSCI EAFE Index®
VNQ Underlying Index	The MSCI U.S. REIT Index
MDY Underlying Index	The S&P MidCap 400® Index
QQQ Underlying Index	The NASDAQ-100 Index®
XLB Underlying Index	The Materials Select Sector Index
XLU Underlying Index	The Utilities Select Sector Index
DBC Underlying Index	The DBIQ Optimum Yield Diversified Commodity Index – Excess ReturnTM
GDX Underlying Index	The NYSE Arca Gold Miners Index
EEM Underlying Index	The MSCI Emerging Markets IndexSM

Tracked Indices	The SPY Underlying Index, the IWM Underlying Index, the EFA Underlying Index, the VNQ Underlying Index, the MDY Underlying Index, the QQQ Underlying Index, the XLB Underlying Index, the XLU Underlying Index, the DBC Underlying Index, the GDX Underlying Index and the EEM Underlying Index.
Payment at Maturity	At maturity, upon delivery of the Securities to the Trustee, we will pay with respect to the $1,000 Stated Principal Amount of each Security an amount in cash, as determined by the Calculation Agent, equal to:
(i) if the Final Basket Value is greater than the Initial Basket Value, $1,000 plus the product of $1,000 and the Basket Percent Increase,
(ii) if the Final Basket Value is less than or equal to the Initial Basket Value but greater than or equal to 80% of the Initial Basket Value, meaning the value of the Basket has remained unchanged or has declined by no more than the Buffer Amount of 20% from the Initial Basket Value, the Stated Principal Amount of $1,000, or
(iii) if the Final Basket Value is less than 80% of the Initial Basket Value, meaning the value of the Basket has declined by more than the Buffer Amount of 20% from the Initial Basket Value,
$1,000 x (Basket Performance Factor + Buffer Amount)

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We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 Stated Principal Amount of each Security, on or prior to 10:30 a.m. (New York City time) on the Business Day preceding the Maturity Date, and (ii) deliver the aggregate cash amount due with respect to the Securities to the Trustee for delivery to DTC, as holder of the Securities, on or prior to the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Book Entry Security or Certificated Security” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.
Buffer Amount	20%
Basket Percent Increase	A fraction, as determined by the Calculation Agent, the numerator of which is the Final Basket Value minus the Initial Basket Value and the denominator of which is the Initial Basket Value, as described by the following formula:

Basket Percent Increase	=	Final Basket Value – Initial Basket Value
Initial Basket Value

Basket Performance Factor	A fraction, as determined by the Calculation Agent, the numerator of which is the Final Basket Value and the denominator of which is the Initial Basket Value, as described by the following formula:

Basket Performance Factor	=	Final Basket Value
Initial Basket Value

Initial Basket Value	100, which is equal to the sum of the products of (i) the Initial Share Price of each Basket Component and (ii) the Multiplier for such Basket Component on the Pricing Date, as determined by the Calculation Agent.
Final Basket Value	The sum of the products of (i) the Final Share Price of each Basket Component on the Valuation Date and (ii) the Multiplier for such Basket Component on the Valuation Date, as determined by the Calculation Agent.
Initial Share Price	For each Basket Component, the Share Closing Price for such Basket Component on the Pricing Date, as specified under “Description of Securities—Basket—Initial Share Price” above.
Final Share Price	For each Basket Component, the Share Closing Price for such Basket Component on the Valuation Date times the Adjustment Factor for such Basket Component on such date, as determined by the Calculation Agent.
Multiplier	The fractional value assigned to each Basket Component as set forth under “Basket—Multiplier” above so that each Basket

PS-27

Component represents its applicable Basket Weighting in the predetermined Initial Basket Value. Each Multiplier will remain constant for the term of the Securities.
Basket Closing Value	The Basket Closing Value on any day is the sum of the products of the Basket Component Closing Values of each of the Basket Components and the applicable Multiplier for each of the Basket Components on such date.
Share Closing Price	Subject to the provisions set out under “—Discontinuance of the Basket Components and/or the Indices Tracked by the Basket Components; Alteration of Method of Calculation” and “—Antidilution Adjustments” below, the Share Closing Price for one SPY Share, one IWM Share, one EFA Share, one VNQ Share, one MDY Share, one QQQ Share, one XLB Share, one XLU Share, one DBC Share, one GDX Share, or one EEM Share on any Trading Day will be determined by the Calculation Agent and means:

(i)	if any of the Basket Components is listed on a national securities exchange (other than The NASDAQ Stock Market LLC (“NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which any such Basket Component is listed,
(ii)	if any of the Basket Components is securities of NASDAQ, the official closing price published by NASDAQ on such day, or
(iii)	if any of the Basket Components is not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If any of the Basket Components is listed on any national securities exchange but the last reported sale price or the official closing price published by NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the Share Closing Price for such Basket Component on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on NASDAQ or the OTC Bulletin Board on such day. If a Market Disruption Event (as defined below) occurs with respect to any of the Basket Components or the last reported sale price or the official closing price published by NASDAQ, as applicable, for any of the Basket Components is not available pursuant to either of the two preceding sentences, then the Share Closing Price for such Basket Component for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Basket Component for such Trading Day obtained from as many recognized dealers in such security, but not exceeding three, as

PS-28

will make such bid prices available to the Calculation Agent. Bids of Morgan Stanley & Co. LLC (“MS & Co.”) and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the Share Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith), taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “—Discontinuance of the Basket Components and/or the Indices Tracked by the Basket Components; Alteration of Method of Calculation” and “—Antidilution Adjustments” below.

Adjustment Factor	For each of the Basket Components, initially 1.0, subject to adjustment for certain corporate events affecting such Basket Component. See “—Antidilution Adjustments” below.
Antidilution Adjustments	If any of the Basket Components is subject to a stock split or reverse stock split, then once such split has become effective, the applicable Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and the number of shares issued in such stock split or reverse stock split with respect to one SPY Share, one IWM Share, one EFA Share, one VNQ Share, one MDY Share, one QQQ Share, one XLB Share, one XLU Share, one DBC Share, one GDX Share, or one EEM Share, as applicable.
No adjustment to an Adjustment Factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.
The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to an Adjustment Factor or method of calculating an Adjustment Factor and of any related determinations and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.
Relevant Exchange	Relevant Exchange means the primary exchange(s) or market(s) of trading for any security (or any combination thereof) then included in the Tracked Indices or any relevant Successor Index, as applicable (as defined under Description of Securities — Discontinuance of the Basket Components and/or the Indices Tracked by the Basket Components; Alteration of Method of Calculation”)
Valuation Date	November 26, 2019, provided that if the scheduled Valuation Date is not a Trading Day with respect to any Basket Component or if a Market Disruption Event occurs on the scheduled Valuation Date with respect to any Basket Component, the Valuation Date solely for such affected Basket Component will be

PS-29

postponed and the Share Closing Price with respect to such affected Basket Component will be determined on the immediately succeeding Trading Day on which no Market Disruption Event occurs with respect to such affected Basket Component. The Share Closing Price will be determined on the last Valuation Date as so postponed; provided that the Share Closing Price for the affected Basket Component will not be determined on a date later than the fifth scheduled Trading Day after the scheduled Valuation Date. If such date is not a Trading Day or if there is a Market Disruption Event with respect to the affected Basket Component on such date, the Calculation Agent will determine the Share Closing Price on such date as the mean of the bid prices for such affected Basket Component for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the Share Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith), taking into account any information that it deems relevant.
Business Day	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading Day	A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.
Book Entry Security or
Certificated Security	Book Entry. The Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC’s nominee will be the only registered holder of the Securities. Your beneficial interest in the Securities will be evidenced solely by entries on the books of the Securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by “you” or to be taken by “you” refer to actions taken or to be taken by DTC and its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Securities, for distribution to participants in accordance with DTC’s procedures. For more information regarding DTC and book-entry securities, please read “Forms of Securities—The Depositary” and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.
Senior Security or Subordinated Security	Senior
Trustee	The Bank of New York Mellon, a New York banking corporation

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Agent	Morgan Stanley & Co. LLC (“MS & Co.”)
Calculation Agent	MS & Co. and its successors
All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.
All calculations with respect to the Payment at Maturity will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.
Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Initial Basket Value, the Final Basket Value or whether a Market Disruption Event has occurred. See “—Discontinuance of the Basket Components and/or the Indices Tracked by the Basket Components” and “—Market Disruption Event” below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.
Market Disruption Event	Market Disruption Event means:

i)	the occurrence or existence of:
(a) a suspension, absence or material limitation of trading of any of the Basket Components on the primary market for such Basket Component for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such Basket Component as a result of which the reported trading prices for such Basket Component during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such Basket Component, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, or
(b) the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of any of the Tracked Indices on the Relevant Exchange(s) for such securities for more than two hours of trading or during

PS-31

the one-half hour period preceding the close of the principal trading session on such Relevant Exchange(s), or
(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to any of the Tracked Indices for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii)	a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Securities.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in any of the Tracked Indices is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such Tracked Index, shall be based on a comparison of (x) the portion of the value of such Tracked Index attributable to that security relative to (y) the overall value of such Tracked Index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a Market Disruption Event has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market, (2) a decision to permanently discontinue trading in any of the Basket Components or in futures or options contracts related to any of the Tracked Indices or any of the Basket Components will not constitute a Market Disruption Event, (3) a suspension of trading in futures or options contracts on any of the Tracked Indices or on any of the Basket Components by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Tracked Index or such Basket Component, as applicable, and (4) a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts related to any of the Tracked Indices or any of the Basket Components is traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.  Upon any permanent discontinuance of trading in any of the Basket Components, see “—Discontinuance of the Basket Components and/or the Indices Tracked by the Basket Components; Alteration of Method of Calculation” below.

PS-32

Alternate Exchange Calculation in Case of an Event of Default	If an Event of Default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a Qualified Financial Institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

•	the lowest amount that a Qualified Financial Institution would charge to effect this assumption or undertaking, plus
•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the Default Quotation Period for the Securities, which we describe below, the holders of the Securities and/or we may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the Default Quotation Period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the Qualified Financial Institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the Default Quotation Period, in which case that quotation will be disregarded in determining the Acceleration Amount.
Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.
If the maturity of the Securities is accelerated because of an Event of Default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of such acceleration.
Default Quotation Period

PS-33

The Default Quotation Period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third Business Day after that day, unless:

•	no quotation of the kind referred to above is obtained, or
•	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the Default Quotation Period will continue as described in the prior sentence and this sentence.
In any event, if the Default Quotation Period and the subsequent two Business Day objection period have not ended before the Valuation Date, then the Acceleration Amount will equal the principal amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the Acceleration Amount at any time, a Qualified Financial Institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

• A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or
• P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of the Basket Components and/or the Indices Tracked by the Basket Components; Alteration of Method of Calculation	If trading in shares of any of the Basket Components on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or any of the Basket Components is liquidated or otherwise terminated (a “Discontinuance or Liquidation Event”), the Share Closing Price on any Trading Day following the Discontinuance or Liquidation Event will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of such Tracked Index (or any Successor Index, as described below) on such Trading Date (taking into account any material changes in the method of calculating such Tracked Index following such Discontinuance or Liquidation

PS-34

Event) times (ii) a fraction, the numerator of which is the Share Closing Price and the denominator of which is the closing value of such Tracked Index (or any Successor Index, as described below), each determined as of the last day prior to the occurrence of the Discontinuance or Liquidation Event on which a Share Closing Price was available.

If, following a Discontinuance or Liquidation Event, the index publisher of any of the Tracked Indices discontinues publication of any of the Tracked Indices and another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Tracked Index (such index being referred to herein as a “Successor Index”), then any subsequent Share Closing Price on any Trading Day following a Discontinuance or Liquidation Event will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on such Trading Day.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to DTC, as holder of the Securities, within three Business Days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If, following a Discontinuance or Liquidation Event, an index publisher discontinues publication of any of the Tracked Indices prior to, and such discontinuance is continuing on, the Valuation Date or the date of acceleration, and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the Share Closing Price for such date. The Share Closing Price will be computed by the Calculation Agent in accordance with the formula for calculating such Tracked Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently composing such Tracked Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of any of the Tracked Indices may adversely affect the value of the Securities.

Historical Graph	The following graph is calculated based on an Initial Basket Value of 100 on January 1, 2010 (assuming that each of the Basket Components is weighted as described in “Description of Securities—Basket” above) and illustrates the effect of the offset and/or correlation among the Basket Components from January 1,

PS-35

2010 through May 26, 2015. The graph does not attempt to show your expected return on an investment in the Securities. The historical performance of the Basket should not be taken as an indication of its future performance.

Historical Performance of the Basket
January 1, 2010 through May 26, 2015

Historical Information	The following tables set forth the published high, low and end-ofquarter closing values for each of the Basket Components for each calendar quarter in the period from January 1, 2010 through May 26, 2015. The graphs following each Basket Component’s table set forth the historical performance of each respective Basket Component for the same period. On May 26, 2015, the Share Closing Prices for the Basket Components were as follows: $210.71 for the SPY Shares, $123.19 for the IWM Shares, $66.75 for the EFA Shares, $79.42 for the VNQ Shares, $277.63 for the MDY Shares, $109.17 for the QQQ Shares, $50.48 for the XLB Shares, $44.29 for the XLU Shares, $17.64 for the DBC Shares, $19.23 for the GDX Shares and $42.06 for the EEM Shares. We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification. The historical performance of the Basket Components should not be taken as an indication of their future performance. We cannot give you any assurance that the Basket Performance will be greater than zero so that you will receive a Payment at Maturity that is greater than the Stated Principal Amount of the Securities. If the value of the Basket declines as of the Valuation Date by more than the Buffer Amount of 20% from the Initial Basket Value, for every 1% decline beyond the Buffer Amount, you will lose an amount equal to 1% of the principal amount of your Securities. The Basket Components may be, and have been, volatile, and we can give you no assurance that the volatility will lessen.

PS-36

The SPDR® S&P 500® ETF Trust Historical High, Low and Period End Share Closing Prices January 1, 2010 through May 26, 2015
The SPDR® S&P 500® ETF Trust	High ($)	Low ($)	Period End ($)
2010
First Quarter	117.40	105.87	116.99
Second Quarter	121.79	103.22	103.22
Third Quarter	114.79	102.20	114.12
Fourth Quarter	125.92	113.75	125.78
2011
First Quarter	134.57	125.78	132.51
Second Quarter	136.54	126.81	131.97
Third Quarter	135.46	112.26	113.17
Fourth Quarter	128.68	109.93	125.50
2012
First Quarter	141.61	125.50	140.72
Second Quarter	141.79	128.10	136.27
Third Quarter	147.24	133.51	143.93
Fourth Quarter	146.27	135.70	142.52
2013
First Quarter	156.73	142.52	156.55
Second Quarter	167.11	154.14	160.01
Third Quarter	173.14	161.16	168.10
Fourth Quarter	184.67	165.48	184.67
2014
First Quarter	188.26	174.15	187.04
Second Quarter	196.48	181.48	195.72
Third Quarter	201.82	190.99	197.02
Fourth Quarter	208.72	186.27	205.50
2015
First Quarter	211.99	198.97	206.43
Second Quarter (through May 26, 2015)	213.10	205.70	210.71

Daily Share Closing Prices
January 1, 2010 through May 26, 2015

PS-37

The iShares® Russell 2000® ETF Historical High, Low and Period End Share Closing PricesJanuary 1, 2010 through May 26, 2015
The iShares® Russell 2000® ETF	High ($)	Low ($)	Period End ($)

2010
First Quarter	69.25	58.68	67.81
Second Quarter	74.14	61.08	61.08
Third Quarter	67.67	59.04	67.47
Fourth Quarter	79.22	66.94	78.23
2011
First Quarter	84.17	77.18	84.17
Second Quarter	86.37	77.77	82.80
Third Quarter	85.65	64.25	64.25
Fourth Quarter	76.45	60.97	73.69
2012
First Quarter	84.41	73.69	82.85
Second Quarter	83.79	73.64	79.65
Third Quarter	86.40	76.68	83.46
Fourth Quarter	84.69	76.88	84.29
2013
First Quarter	94.80	84.29	94.26
Second Quarter	99.51	89.58	97.16
Third Quarter	107.10	98.08	106.62
Fourth Quarter	115.31	103.67	115.31
2014
First Quarter	119.83	108.64	116.34
Second Quarter	118.81	108.88	118.81
Third Quarter	120.02	109.35	109.35
Fourth Quarter	121.08	104.30	119.67
2015
First Quarter	126.03	114.69	124.35
Second Quarter (through May 26, 2015)	126.55	120.85	123.19

The iShares® Russell 2000® ETF
Daily Share Closing Prices
January 1, 2010 through May 26, 2015

PS-38

The iShares® MSCI EAFE ETF Historical High, Low and Period End Share Closing Prices January 1, 2010 through May 26, 2015
The iShares® MSCI EAFE ETF	High ($)	Low ($)	Period End ($)

2010
First Quarter	57.96	50.45	56.00
Second Quarter	58.03	46.29	46.51
Third Quarter	55.42	47.09	54.92
Fourth Quarter	59.46	54.25	58.23
2011
First Quarter	61.91	55.31	60.09
Second Quarter	63.87	57.10	60.14
Third Quarter	60.80	46.66	47.75
Fourth Quarter	55.57	46.45	49.53
2012
First Quarter	55.80	49.15	54.90
Second Quarter	55.51	46.55	49.96
Third Quarter	55.15	47.62	53.00
Fourth Quarter	56.88	51.96	56.82
2013
First Quarter	59.89	56.82	58.98
Second Quarter	63.53	57.03	57.38
Third Quarter	65.05	57.55	63.79
Fourth Quarter	67.06	62.71	67.06
2014
First Quarter	68.03	62.31	67.17
Second Quarter	70.67	66.26	68.37
Third Quarter	69.25	64.12	64.12
Fourth Quarter	64.51	59.53	60.84
2015
First Quarter	65.99	58.48	64.17
Second Quarter (through May 26, 2015)	68.42	64.63	66.75

The iShares® MSCI EAFE ETF
Daily Share Closing Prices
January 1, 2010 through May 26, 2015

PS-39

The Vanguard REIT ETF Historical High, Low and Period End Share Closing Prices January 1, 2010 through May 26, 2015
The Vanguard REIT ETF	High ($)	Low ($)	Period End ($)

2010
First Quarter	49.80	41.04	48.82
Second Quarter	54.04	46.26	46.49
Third Quarter	54.63	44.39	52.08
Fourth Quarter	57.29	52.03	55.37
2011
First Quarter	59.86	54.89	58.49
Second Quarter	62.68	57.39	60.10
Third Quarter	63.18	48.88	50.87
Fourth Quarter	58.80	48.47	58.00
2012
First Quarter	63.62	57.49	63.61
Second Quarter	66.18	60.57	65.43
Third Quarter	68.76	64.79	64.97
Fourth Quarter	66.43	62.06	65.80
2013
First Quarter	70.53	65.80	70.53
Second Quarter	78.15	65.68	68.72
Third Quarter	72.55	63.50	66.16
Fourth Quarter	71.05	64.20	64.56
2014
First Quarter	71.79	64.56	70.62
Second Quarter	76.41	70.47	74.84
Third Quarter	77.92	71.35	71.85
Fourth Quarter	82.45	71.79	81.00
2015
First Quarter	88.65	80.37	84.07
Second Quarter (through May 26, 2015)	85.71	78.17	79.42
The Vanguard REIT ETF Daily Share Closing Prices January 1, 2010 through May 26, 2015

PS-40

The SPDR® S&P MidCap 400® ETF Trust Historical High, Low and Period End Share Closing Prices January 1, 2010 through May 26, 2015
The SPDR® S&P MidCap 400® ETF Trust	High ($)	Low ($)	Period End ($)

2010
First Quarter	145.22	125.76	143.16
Second Quarter	154.03	129.16	129.16
Third Quarter	145.59	126.93	145.59
Fourth Quarter	165.71	144.46	164.68
2011
First Quarter	179.55	164.68	179.55
Second Quarter	184.61	169.01	177.40
Third Quarter	183.58	140.96	142.13
Fourth Quarter	166.06	135.39	159.54
2012
First Quarter	182.84	159.54	180.67
Second Quarter	182.28	162.51	171.30
Third Quarter	187.35	166.37	179.92
Fourth Quarter	188.05	172.52	185.71
2013
First Quarter	209.72	185.71	209.72
Second Quarter	221.19	201.00	210.38
Third Quarter	229.36	212.91	226.33
Fourth Quarter	244.20	222.40	244.20
2014
First Quarter	253.00	230.30	250.57
Second Quarter	260.56	239.77	260.56
Third Quarter	262.60	248.33	249.32
Fourth Quarter	267.81	234.27	263.97
2015
First Quarter	279.67	256.41	277.24
Second Quarter (through May 26, 2015)	280.98	272.82	277.63
The SPDR ® S&P MidCap 400® ETF Trust Daily Share Closing Prices January 1, 2010 through May 26, 2015

PS-41

PowerShares QQQ TrustSM, Series 1 Historical High, Low and Period End Share Closing Prices January 1, 2010 through May 26, 2015
PowerShare QQQ TrustSM, Series 1	High ($)	Low ($)	Period End ($)

2010
First Quarter	48.39	42.64	48.18
Second Quarter	50.52	42.71	42.71
Third Quarter	49.66	42.46	49.08
Fourth Quarter	54.89	48.48	54.47
2011
First Quarter	58.89	54.17	57.43
Second Quarter	59.23	53.79	57.05
Third Quarter	59.60	50.03	52.52
Fourth Quarter	58.94	51.14	55.83
2012
First Quarter	68.22	55.83	67.55
Second Quarter	68.25	60.41	64.16
Third Quarter	70.40	62.42	68.58
Fourth Quarter	69.35	62.03	65.11
2013
First Quarter	68.97	65.11	68.97
Second Quarter	74.30	67.14	71.21
Third Quarter	79.50	71.73	78.85
Fourth Quarter	87.96	76.96	87.96
2014
First Quarter	91.06	84.29	87.68
Second Quarter	93.91	84.11	93.91
Third Quarter	100.28	94.23	98.82
Fourth Quarter	106.03	91.84	103.21
2015
First Quarter	109.39	99.65	105.61
Second Quarter (through May 26, 2015)	110.57	105.06	109.17
PowerShares QQQ TrustSM, Series 1 Daily Share Closing Prices January 1, 2010 through May 26, 2015

PS-42

The Materials Select Sector SPDR® Fund Historical High, Low and Period End Share Closing Prices January 1, 2010 through May 26, 2015
The Material Select Sector SPDR® Fund	High ($)	Low ($)	Period End ($)

2010
First Quarter	34.92	29.95	33.88
Second Quarter	35.14	28.36	28.36
Third Quarter	33.41	28.06	32.78
Fourth Quarter	38.50	32.68	38.50
2011
First Quarter	40.70	36.99	40.03
Second Quarter	40.91	36.66	39.38
Third Quarter	40.57	29.32	29.32
Fourth Quarter	35.99	28.53	33.50
2012
First Quarter	37.89	33.50	36.97
Second Quarter	37.47	32.76	35.29
Third Quarter	38.35	34.13	36.77
Fourth Quarter	37.88	34.77	37.54
2013
First Quarter	39.98	37.39	39.18
Second Quarter	41.30	37.31	38.34
Third Quarter	43.49	38.45	42.00
Fourth Quarter	46.22	41.36	46.22
2014
First Quarter	48.00	43.01	47.28
Second Quarter	49.72	46.03	49.64
Third Quarter	50.69	48.65	49.59
Fourth Quarter	50.67	45.11	48.58
2015
First Quarter	52.09	46.99	48.78
Second Quarter (through May 26, 2015)	51.57	48.92	50.48
The Materials Select Sector SPDR® Fund Daily Share Closing Prices January 1, 2010 through May 26, 2015

PS-43

The Utilities Select Sector SPDR® Fund Historical High, Low and Period End Share Closing Prices January 1, 2010 through May 26, 2015
The Utilies Select Sector SPDR® Fund	High ($)	Low ($)	Period End ($)

2010
First Quarter	31.30	28.61	29.63
Second Quarter	30.83	28.09	28.26
Third Quarter	31.62	28.13	31.35
Fourth Quarter	32.22	30.76	31.34
2011
First Quarter	32.82	30.89	31.90
Second Quarter	34.20	31.48	33.48
Third Quarter	34.28	30.20	33.64
Fourth Quarter	36.24	32.68	35.98
2012
First Quarter	35.98	34.47	35.05
Second Quarter	37.09	34.25	36.99
Third Quarter	38.23	36.06	36.40
Fourth Quarter	37.39	34.07	34.95
2013
First Quarter	39.05	34.95	39.05
Second Quarter	41.43	36.43	37.63
Third Quarter	39.59	36.72	37.35
Fourth Quarter	39.39	36.97	37.97
2014
First Quarter	41.46	37.27	41.46
Second Quarter	44.26	41.11	44.26
Third Quarter	43.82	40.17	42.09
Fourth Quarter	49.11	42.27	47.22
2015
First Quarter	49.41	43.11	44.43
Second Quarter (through May 26, 2015)	45.17	43.25	44.29
The Utilities Select Sector SPDR® Fund Daily Share Closing Prices January 1, 2010 through May 26, 2015

PS-44

The PowerShares® DB Commodity Index Tracking Fund Historical High, Low and Period End Share Closing Prices January 1, 2010 through May 26, 2015
The PowerShares® DB Commodity Index Tracking Fund	High ($)	Low ($)	Period End ($)

2010
First Quarter	25.72	22.38	23.52
Second Quarter	24.70	21.25	21.57
Third Quarter	24.11	21.20	24.11
Fourth Quarter	27.58	24.08	27.58
2011
First Quarter	30.51	27.13	30.51
Second Quarter	31.92	28.25	28.96
Third Quarter	30.83	25.73	25.73
Fourth Quarter	28.54	25.57	26.84
2012
First Quarter	29.78	26.84	28.78
Second Quarter	29.17	24.15	25.75
Third Quarter	29.73	25.70	28.68
Fourth Quarter	28.95	27.14	27.78
2013
First Quarter	28.59	26.84	27.31
Second Quarter	27.31	25.13	25.13
Third Quarter	27.02	25.29	25.76
Fourth Quarter	26.29	25.09	25.65
2014
First Quarter	26.49	24.70	26.13
Second Quarter	26.92	25.74	26.58
Third Quarter	26.50	23.22	23.22
Fourth Quarter	23.14	18.45	18.45
2015
First Quarter	18.45	16.81	17.07
Second Quarter (through May 26, 2015)	18.46	17.26	17.64
The PowerShares® DB Commodity Index Tracking Fund Daily Share Closing Prices January 1, 2010 through May 26, 2015

PS-45

The Market Vectors Gold Miners ETF Historical High, Low and Period End Share Closing Prices January 1, 2010 through May 26, 2015
The Market Vectors Gold Miners ETF	High ($)	Low ($)	Period End ($)
2010
First Quarter	50.17	40.22	44.41
Second Quarter	54.07	46.36	51.96
Third Quarter	56.66	47.09	55.93
Fourth Quarter	63.80	54.28	61.47
2011
First Quarter	61.47	53.12	60.06
Second Quarter	63.95	51.80	54.59
Third Quarter	66.69	53.75	55.19
Fourth Quarter	63.32	50.07	51.43
2012
First Quarter	57.47	48.75	49.57
Second Quarter	50.37	39.34	44.77
Third Quarter	54.81	40.70	53.71
Fourth Quarter	54.25	44.85	46.39
2013
First Quarter	47.09	35.91	37.85
Second Quarter	37.45	22.22	24.41
Third Quarter	30.43	22.90	25.06
Fourth Quarter	26.52	20.39	21.12
2014
First Quarter	27.73	21.12	23.60
Second Quarter	26.45	22.04	26.45
Third Quarter	27.46	21.35	21.35
Fourth Quarter	21.94	16.59	18.38
2015
First Quarter	22.94	17.67	18.24
Second Quarter (through May 26, 2015)	20.82	18.91	19.23
The Market Vectors Gold Miners ETF Daily Share Closing Prices January 1, 2010 through May 26, 2015

PS-46

The iShares® MSCI Emerging Markets ETF Historical High, Low and Period End Share Closing Prices January 1, 2010 through May 26, 2015
The iShares® MSCI Emerging Markets ETF	High ($)	Low ($)	Period End ($)

2010
First Quarter	43.22	36.83	42.12
Second Quarter	43.98	36.16	37.32
Third Quarter	44.77	37.59	44.77
Fourth Quarter	48.58	44.77	47.62
2011
First Quarter	48.69	44.63	48.69
Second Quarter	50.21	45.50	47.60
Third Quarter	48.46	34.95	35.07
Fourth Quarter	42.80	34.36	37.94
2012
First Quarter	44.76	37.94	42.94
Second Quarter	43.54	36.68	39.19
Third Quarter	42.37	37.42	41.32
Fourth Quarter	44.35	40.14	44.35
2013
First Quarter	45.20	41.80	42.78
Second Quarter	44.23	36.63	38.57
Third Quarter	43.29	37.34	40.77
Fourth Quarter	43.66	40.44	41.77
2014
First Quarter	41.77	37.09	40.99
Second Quarter	43.95	40.82	43.23
Third Quarter	45.85	41.56	41.56
Fourth Quarter	42.44	37.73	39.29
2015
First Quarter	41.07	37.92	40.13
Second Quarter (through May 26, 2015)	44.09	40.63	42.06
iShares® MSCI Emerging Markets ETF Daily Share Closing Prices January 1, 2010 through May 26, 2015

PS-47

The SPDR® S&P 500® ETF Trust;
Public Information	The SPDR S&P 500 ETF Trust (formerly SPDR Trust, Series 1) (the “Trust”) is a unit investment trust registered under the Investment Company Act of 1940 that holds a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, as the S&P 500® Index. Each unit represents an undivided ownership interest in the Trust. The Trust seeks investment results that generally correspond to the price and yield performance, before fees and expenses, of the S&P 500® Index. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-46080 and 811-06125, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities referenced hereby and does not relate to the SPY Shares. We have derived all disclosures contained in this pricing supplement regarding the Trust from the publicly available documents described in the preceding paragraph. In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the SPY Shares (and therefore the price of the SPY Shares at the time we priced the Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.
Neither we nor any of our affiliates makes any representation to you as to the performance of the SPY Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPY Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws. As a prospective purchaser of the Securities, you should undertake an independent

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investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment in the SPY Shares.
“Standard & Poor’s®”, “S&P®”, “S&P 500®” and “SPDR®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by S&P Dow Jones Indices LLC and Morgan Stanley. The Securities are not sponsored, endorsed, sold, or promoted by S&P or the Trust. S&P and the Trust make no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities. S&P and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

The S&P 500® Index	The S&P 500® Index, which is calculated, maintained and published by Standard & Poor’s Financial Services LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying Index Supplement.

The iShares® Russell 2000® ETF;
Public Information	The iShares® Russell 2000® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index. The iShares® Russell 2000® ETF is registered as part of the iShares Trust, a registered investment company. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.
This pricing supplement relates only to the Securities referenced hereby and does not relate to the IWM Shares. We have derived all disclosures contained in this pricing supplement regarding iShares from the publicly available documents described in the preceding paragraph. In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly

PS-49

available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the IWM Shares (and therefore the price of the IWM Shares at the time we priced the Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.

Neither weor any of our affiliates makes any representation to you as to the performance of the IWM Shares.
We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the IWM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws. As a prospective purchaser of the Securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the IWM Shares.
iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The Securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

The Russell 2000® Index	The Russell 2000® Index is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000® Index. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.
The iShares® MSCI EAFE ETF;

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Public Information	The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index®. The iShares® MSCI EAFE ETF is managed by iShares Trust, a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the Commission by iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities referenced hereby and does not relate to the EFA Shares. We have derived all disclosures contained in this pricing supplement regarding iShares from the publicly available documents described in the preceding paragraph. In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the EFA Shares (and therefore the price of the EFA Shares at the time we priced the Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.
Neither we nor any of our affiliates makes any representation to you as to the performance of the EFA Shares.
We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws. As a prospective purchaser of the Securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to

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make an informed decision with respect to an investment in the Shares.
iShares® is a registered trademark of BTC. The Securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

The MSCI EAFE Index®	The MSCI EAFE Index® is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”). The index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada, and it consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For additonal information about the MSCI EAFE Index, see the information set forth under “MSCI EAFE Index” and “MSCI Global Investable Market Indices Methodology” in the accompanying Index Supplement.

MSCI has announced that, effective with the November 2015 semi-annual index review, certain securities traded outside of their country of classification (i.e., “foreign listings”) will become eligible for inclusion in certain MSCI Country Investable Market Indexes within the MSCI Global Investable Market Indices.

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Foreign listings may become eligible to represent securities only from countries that meet the Foreign Listing Materiality Requirement. To meet the Foreign Listing Materiality Requirement, the aggregate market capitalization of all securities represented by foreign listings should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI (All Country World Index) Investable Market Index.

The Vanguard REIT ETF;
Public Information	The Vanguard REIT ETF is an exchange-traded share class of Vanguard REIT Index Fund, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the property trusts sector of the U.S. equity market, as represented by the MSCI US REIT Index. Shares of the Vanguard REIT ETF trade on the NYSE under the ticker symbol VNQ UP.

The Vanguard REIT ETF is registered as part of Vanguard Specialized Funds, a registered investment company. Information provided to or filed with the Commission by Vanguard Specialized Funds pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 002-88116 and 811-3916, respectively, through the Commission’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.
This pricing supplement relates only to the Securities referenced hereby and does not relate to the VNQ Shares. We have derived all disclosures contained in this pricing supplement regarding Vanguard from the publicly available documents described in the preceding paragraph. In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Vanguard. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding Vanguard is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the VNQ Shares (and therefore the price of the VNQ Shares at the time we priced the Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Vanguard could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.

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Neither we nor any of our affiliates makes any representation to you as to the performance of the VNQ Shares.
We and/or our affiliates may presently or from time to time engage in business with Vanguard. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Vanguard, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the VNQ Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws. As a prospective purchaser of the Securities, you should undertake an independent investigation of Vanguard as in your judgment is appropriate to make an informed decision with respect to an investment in the VNQ Shares.

The MSCI U.S. REIT Index	The MSCI US REIT Index is a free float market capitalization weighted index that is comprised of Equity REIT securities that belong to the MSCI US Investable Market 2500 Index. The MSCI US Investable Market 2500 Index represents the investable universe of companies in the US equity market. This index targets for inclusion 2,500 companies and represents approximately 98% of the capitalization of the US equity market.

MSCI classifies REIT securities into one of the nine Real Estate Investment Trust (REIT) Sub-Industries. The nine REIT Sub-Industries aim to represent the following property type profiles:
• Diversified REITs
• Health Care REITs
• Hotel & Resort REITs
• Industrial REITs
• Mortgage REITs
• Office REITs
• Residential REITs
• Retail REITs
• Specialized REITs
REITs eligible for inclusion in the MSCI US REIT Index are REITs that are included in the MSCI US Investable Market 2500 Index, with the exception of:
• REITs classified in the Mortgage REITs Sub-Industry; and
• REITs classified in the Specialized REITs Sub-Industry that do not generate a majority of their revenue and income from real estate rental and related leasing operations.
Companies classified under the Real Estate Management & Development Sub-Industry are not eligible for inclusion in the MSCI US REIT Index.

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The SPDR® S&P MidCap 400® ETF Trust;
Public Information	The SPDR® S&P MidCap 400® ETF Trust (the “Trust”) is a unit investment trust registered under the Investment Company Act of 1940 that holds a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, as the S&P MidCap 400 Index. Each unit represents an undivided ownership interest in the Trust. The Trust seeks investment results that generally correspond to the price and yield performance, before fees and expenses, of S&P MidCap 400 Index. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-89088 and 811-08972, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities referenced hereby and does not relate to the MDY Shares. We have derived all disclosures contained in this pricing supplement regarding the Trust from the publicly available documents described in the preceding paragraph. In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the MDY Shares (and therefore the price of the MDY Shares at the time we priced the Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.
Neither we nor any of our affiliates makes any representation to you as to the performance of the MDY Shares.
We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the MDY Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws. As a prospective purchaser of the Securities, you should undertake an independent

PS-55

investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment in the MDY Shares.

“Standard & Poor’s®”, “S&P®”, “Standard & Poor’s MidCap 400 IndexTM” and “SPDR®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), and have been licensed for use by S&P Dow Jones Indices LLC and Morgan Stanley. The Securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

The S&P MidCap 400® Index	The S&P MidCap 400 Index is published by S&P and is composed of 400 companies with mid-sized market capitalizations ranging from $1.4 billion to $5.9 billion. The index is designed to provide an effective representation of mid-sized companies and covers approximately 7% of the United States equities market. For additional information about the S&P MidCap 400 Index, see the information set forth under “S&P MidCap 400® Index” in the accompanying Index Supplement.

PowerShares QQQ TrustSM, Series 1;
Public Information	The PowerShares QQQ TrustSM, Series 1 (the “QQQ Trust”), sponsored by Invesco PowerShares Capital Management LLC, is a unit investment trust registered under the Investment Company Act of 1940 that holds a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, as the NASDAQ-100 Index®. Each unit represents an undivided ownership interest in the QQQ Trust. The Trust seeks investment results that generally correspond to the price and yield performance, before fees and expenses, of the NASDAQ-100 Index®. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-61001 and 811-08947, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities referenced hereby and does not relate to the QQQ Shares. We have derived all disclosures contained in this pricing supplement regarding the QQQ Trust from the publicly available documents described in the preceding paragraph. In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the QQQ Trust. Neither we nor the Agent makes any representation that such publicly available documents or any

PS-56

other publicly available information regarding the QQQ Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the QQQ Shares (and therefore the price of the QQQ Shares at the time we priced the Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the QQQ Trust could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.
Neither we nor any of our affiliates makes any representation to you as to the performance of the QQQ Shares.
We and/or our affiliates may presently or from time to time engage in business with the QQQ Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the QQQ Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the QQQ Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws. As a prospective purchaser of the Securities, you should undertake an independent investigation of the QQQ Trust as in your judgment is appropriate to make an informed decision with respect to an investment in the QQQ Shares.

The NASDAQ-100 Index®	The NASDAQ-100 Index® is a modified capitalization-weighted index of 100 of the largest non-financial companies listed on the NASDAQ. The NASDAQ-100 Index® constitutes a broadly diversified segment of the largest securities listed on the NASDAQ and includes companies across a variety of major industry groups. For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.
The Materials Select Sector SPDR® Fund;
Public Information	The Materials Select Sector SPDR Fund is an exchange-traded fund managed by the Select Sector SPDR Trust (the “Select Sector Trust”), a registered investment company. The Trust consists of nine separate investment portfolios, including the Materials Select Sector SPDR Fund. The Materials Select Sector SPDR Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Materials Select Sector Index. It is possible that this fund may not fully replicate the performance of the Materials Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment

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Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities referenced hereby and does not relate to the XLB Shares. We have derived all disclosures contained in this pricing supplement regarding the Select Sector Trust from the publicly available documents described in the preceding paragraph. In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the XLB Shares (and therefore the price of the XLB Shares at the time we priced the Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.
Neither we nor any of our affiliates makes any representation to you as to the performance of the XLB Shares.
We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws. As a prospective purchaser of the Securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment in the Shares.

The Materials Select Sector Index	The Materials Select Sector Index is a modified market capitalization-based index that measures the performance of the materials sector of the S&P 500 Index. The Materials Select Sector Index includes companies in the following industries: chemicals, metals and mining, paper and forest products,

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containers and packaging and construction materials. The Materials Select Sector Index is one of the nine Select Sector sub-indices of the S&P 500 Index. For additional information about the Materials Select Sector Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.
The Utilities Select Sector SPDR® Fund;
Public Information	The Utilities Select Sector SPDR Fund is an exchange-traded fund managed by the Select Sector SPDR Trust (the “Select Sector Trust”), a registered investment company. The Trust consists of nine separate investment portfolios, including the Utilities Select Sector SPDR Fund. The Utilities Select Sector SPDR Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. It is possible that this fund may not fully replicate the performance of the Utilities Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities referenced hereby and does not relate to the XLU Shares. We have derived all disclosures contained in this pricing supplement regarding the Select Sector Trust from the publicly available documents described in the preceding paragraph. In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we priced the Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.

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Neither we nor any of our affiliates makes any representation to you as to the performance of the XLU Shares.
We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws. As a prospective purchaser of the Securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment in the Shares.

The Utilities Select Sector Index	The Utilities Select Sector Index is a modified market capitalization-based index that measures the performance of the materials sector of the S&P 500 Index. The Utilities Select Sector Index includes companies in the following industries: multi-utilities; independent power producers & energy traders; and gas utilities. The Utilities Select Sector Index is one of the nine Select Sector sub-indices of the S&P 500 Index. For additional information about the Utilities Select Sector Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.
The PowerShares® DB Commodity Index
Tracking Fund; Public Information	The PowerShares DB Commodity Index Tracking Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the DBIQ Optimum Yield Diversified Commodity Index – Excess ReturnTM. Shares of the fund trade on the NYSE under the ticker symbol DBC UP. Information provided to or filed with the Commission by the fund pursuant to the Securities Act of 1933 can be located by reference to Commission file numbers 333-141631 and 333-150217 through the Commission’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities referenced hereby and does not relate to the DBC Shares. We have derived all disclosures contained in this pricing supplement regarding Vanguard from the publicly available documents described in the preceding paragraph. In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Vanguard. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding Vanguard

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is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the DBC Shares (and therefore the price of the DBC Shares at the time we priced the Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Vanguard could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.
Neither we nor any of our affiliates makes any representation to you as to the performance of the DBC Shares.
We and/or our affiliates may presently or from time to time engage in business with Vanguard. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Vanguard, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the DBC Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws. As a prospective purchaser of the Securities, you should undertake an independent investigation of Vanguard as in your judgment is appropriate to make an informed decision with respect to an investment in the DBC Shares.

DBIQ Optimum Yield Diversified Commodity
Index – Excess ReturnTM	The DBIQ Optimum Yield Diversified Commodity Index – Excess ReturnTM (the “index”) is intended to reflect the change in market value of certain commodities. The index is (i) calculated on an excess return, or unfunded basis and (ii) rolled in a manner which is aimed at potentially maximizing the roll benefits in backwardated markets and minimizing the losses from rolling in contangoed markets. The index commodities are Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar.

The notional amounts of each index commodity included in the index are broadly in proportion to historic levels of the world’s production and stocks of the index commodities. The closing level of the index is calculated on each business day by Deutsche Bank AG London, the Index Sponsor, based on the closing price of the futures contracts for each of the index commodities and the notional amount of such index commodity.
The index is rebalanced annually in November to ensure that each of the index commodities is weighted in the same proportion that such index commodities were weighted on July 31, 1988, or the base date. The following table reflects the index base weights of each index commodity on the base date:

Index Commodity	Index Base Weight (%)

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Light Sweet Crude Oil (WTI)	12.375
Heating Oil	12.375
RBOB Gasoline	12.375
Natural Gas	5.500
Brent Crude	12.375
Gold	8.000
Silver	2.000
Aluminum	4.167
Zinc	4.167
Copper Grade A	4.167
Corn	5.625
Wheat	5.625
Soybeans	5.625
Sugar	5.625
Closing Level on Base Date:	100.000

The index has been calculated back to the base date. On the base date, the closing level was 100.
The index commodities are traded on the following futures exchanges: Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline and Natural Gas: New York Mercantile Exchange; Brent Crude: ICEFutures Europe; Gold and Silver: Commodity Exchange Inc., New York; Aluminum, Zinc and Copper Grade A: The London Metal Exchange Limited; Corn, Wheat and Soybeans: Board of Trade of the City of Chicago Inc.; and Sugar: ICE Futures U.S., Inc.
The composition of the index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the index commodities.
The index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each index commodity, the fund employs a rule-based approach when it ‘rolls’ from one futures contract to another. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each index commodity rolls to the futures contract which generates the best possible ‘implied roll yield.’ The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in the Index.
The futures contract price for each index commodity will be the exchange closing price for such index commodity on each weekday when banks in New York, New York are open, or Index Business Days. If a weekday is not an Exchange Business Day (as defined in the following sentence) but is an Index Business Day, the exchange closing price from the previous Index Business Day

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will be used for each index commodity. “Exchange Business Day” means, in respect of an index commodity, a day that is a trading day for such index commodity on the relevant exchange (unless either an index disruption event or force majeure event has occurred).
On the first New York business day, or Verification Date, of each month, each index commodity futures contract will be tested in order to determine whether to continue including it in the index. If the index commodity futures contract requires delivery of the underlying commodity in the next month, known as the Delivery Month, a new index commodity futures contract will be selected for inclusion in the index. For example, if the first New York business day is May 1, 2014, and the Delivery Month of the index commodity futures contract currently in the index is June 2014, a new index commodity futures contract with a later Delivery Month will be selected.
For each underlying index commodity in the index, the new index commodity futures contract selected will be the index commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible index commodity futures contract. Eligible index commodity futures contracts are any index commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the index commodity futures contract currently in the index, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2014 and the Delivery Month of an index commodity futures contract currently in the index is therefore June 2014, the Delivery Month of an eligible new index commodity futures contract must be between July 2014 and July 2015. The implied roll yield is then calculated and the futures contract on the index commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the Delivery Month is selected.
After the futures contract selection, the monthly roll for each index commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th Index Business Day of the month.
On each day during the roll period, new notional holdings are calculated. The calculations for the old index commodity that are leaving the index and the new index commodity are then calculated.
On all days that are not monthly index roll days, the notional holdings of each index commodity future remains constant.
The index is re-weighted on an annual basis on the 6th Index Business Day of each November.
The index calculation is expressed as the weighted average return of the index commodity.

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While the Index Sponsor currently employs the above described methodology to calculate the index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any index commodity or a futures contract) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the index.

The Market Vectors Gold Miners ETF;
Public Information	The Market Vectors Gold Miners ETF is an exchange-traded fund managed by Van Eck Associates Corporation (“Van Eck”), a registered investment company that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index. It is possible that this fund may not fully replicate the performance of the NYSE Arca Gold Miners Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Market Vectors Gold Miners ETF pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at .www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities referenced hereby and does not relate to the GDX Shares. We have derived all disclosures contained in this pricing supplement regarding the GDX Shares from the publicly available documents described above. In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the GDX Shares. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the GDX Shares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GDX Shares (and therefore the price of the GDX Shares at the time we priced the Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the GDX Shares could affect the

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value received at maturity with respect to the Securities and therefore the trading prices of the Securities.
Neither we nor any of our affiliates makes any representation to you as to the performance of the GDX Shares.

We and/or our affiliates may presently or from time to time engage in business with Van Eck. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Market Vectors Gold Miners ETF and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the GDX Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws. As a prospective purchaser of the Securities, you should undertake an independent investigation of Van Eck and the GDX Shares as in your judgment is appropriate to make an informed decision with respect to an investment in the GDX Shares.

The Securities are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

The NYSE Arca Gold Miners Index	The NYSE Arca Gold Miners Index is a modified market capitalization weighted index composed of publicly traded companies involved primarily in the mining of gold. The NYSE Arca Gold Miners Index includes common stocks and American Depositary Receipts of selected companies that are involved in mining of gold and silver and that are listed for trading on the NYSE, Amex or quoted on the NASDAQ. For more information about the NYSE Arca Gold Miners Index, see “NYSE Arca Gold Miners Index” in the accompanying index supplement.

The iShares® MSCI Emerging Markets
ETF; Public Information	The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The iShares MSCI Emerging Markets ETF is managed by iShares, a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no

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representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities referenced hereby and does not relate to the EEM Shares. We have derived all disclosures contained in this pricing supplement regarding iShares from the publicly available documents described in the preceding paragraph. In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we priced the Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.
Neither we nor any of our affiliates makes any representation to you as to the performance of the EEM Shares.
We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EEM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws. As a prospective purchaser of the Securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the EEM Shares.
iShares® is a registered trademark of BTC. The Securities are not sponsored, endorsed, sold or promoted by BTC. BTC makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.
The MSCI Emerging Markets IndexSM	The MSCI Emerging Markets IndexSM is calculated, published and disseminated daily by MSCI Inc., through numerous data vendors, on the MSCI website and a majority of them in real time on Bloomberg Financial Markets and Reuters Limited.

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The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of emerging markets. The MSCI Emerging Markets Index consists of the following 23 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets Index includes components from all countries designated by MSCI Inc. as Emerging Markets. For additional information about the MSCI Emerging Markets IndexSM, see the information set forth under “MSCI Emerging Markets IndexSM” in the accompanying index supplement.

Use of Proceeds and Hedging	The proceeds we receive from the sale of the Securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per Security issued, because, when we enter into hedging transactions in order to meet our obligations under the Securities, our hedging counterparty will reimburse the cost of the Agent’s commissions. The costs of the Securities borne by you and described beginning on PS-3 above comprise the Agent’s commissions and the cost of issuing, structuring and hedging the Securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the Pricing Date, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the Securities by taking positions in the Basket Components, in futures and/or options contracts on the Basket Components or any component securities underlying any of the Tracked Indices listed on major securities markets. Such purchase activity could have increased the values of the Basket Components on the Pricing Date, and, therefore, could have increased the values at or above which the Basket Components must close on the Valuation Date so that you do not sustain a loss on your initial investment in the Securities. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Securities by purchasing and selling the Basket Components and/or the securities underlying any of the Tracked Indices or futures and/or options contracts on the Basket Components or component securities underlying any of the Tracked Indices listed on major securities or commodities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by buying any such securities or instruments on the Pricing Date and/or selling such securities or instruments on the Valuation Date. As a result, we may be unwinding or adjusting hedge positions during the term of the Securities, and our hedging strategy may involve greater and more frequent dynamic adjustments to our hedge as we approach the Valuation Date. We cannot give any assurance that our hedging activities will not affect the values of the Basket Components, and, therefore, adversely affect the value of the Securities or the payment you will receive at maturity.

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Supplemental Information Concerning
Plan of Distribution; Conflicts of Interest	Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution (Conflicts of Interest),” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the aggregate principal amount of Securities set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Securities directly to the public at the public offering price set forth on the cover page of this pricing supplement. Selected dealers and their financial advisors will collectively receive from the Agent a fixed sales commission of $5.50 for each Security they sell. After the initial offering of the Securities, the Agent may vary the offering price and other selling terms from time to time.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the Securities.
In order to facilitate the offering of the Securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Specifically, the Agent may sell more Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities for its own account. The Agent must close out any naked short position by purchasing the Securities in the open market after the offering. A naked short position in the Securities is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, the Securities, any of the Basket Components or the securities underlying the Basket Components in the open market to stabilize the price of the Securities. Any of these activities may raise or maintain the market price of the Securities above independent market prices or prevent or retard a decline in the market price of the Securities. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction in connection with this offering of the Securities. See “—Use of Proceeds and Hedging” above.
General
No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Securities, or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus or any other offering material relating to the Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and

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regulations and will not impose any obligations on us, the Agent or any dealer.
The Agent has represented and agreed, and each dealer through which we may offer the Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement, index supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Securities. We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.
In addition to the selling restrictions set forth in “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement, the following selling restrictions also apply the Securities:
Brazil
The Securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). The Securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.
Chile
The Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Securities or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.
Mexico
The Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Validity of the Securities	In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the Securities offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture

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and delivered against payment as contemplated herein, such Securities will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the Securities and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 19, 2014, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 19, 2014.
Benefit Plan Investor Considerations	Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which we refer to as a “plan,” should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in these Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code with respect to many plans, as well as many individual retirement accounts and Keogh plans (also “plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if these Securities are acquired by or with the assets of a plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.
The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these Securities. Those class exemptions are PTCE 96-23 (for certain transactions

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determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the Securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any plan involved in the transaction and provided further that the plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving these Securities.
Because we may be considered a party in interest with respect to many plans, unless otherwise specified in the applicable prospectus supplement, these Securities may not be purchased, held or disposed of by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Unless otherwise specified in the applicable prospectus supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of these Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding thereof that either (a) it is not a plan or a plan asset entity, is not purchasing such Securities on behalf of or with “plan assets” of any plan, or with any assets of a governmental or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding or disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these Securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the availability of exemptive relief.
The Securities are contractual financial instruments. The financial exposure provided by the Securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser

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or holder of the Securities. The Securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Securities.
Each purchaser or holder of any Securities acknowledges and agrees that:

(i) the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Securities, (B) the purchaser or holder’s investment in the Securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Securities;
(ii) we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Securities and (B) all hedging transactions in connection with our obligations under the Securities;
(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv) our interests are adverse to the interests of the purchaser or holder; and
(v) neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of these Securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the Securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any of these Securities to any plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.
However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Securities by the account, plan or annuity.

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Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Securities, either directly or indirectly.

United States Federal Taxation	Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Securities issued under this pricing supplement and is superseded by the following discussion.

The following summary is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the Securities. This discussion applies only to initial investors in the Securities who:
• purchase the Securities at their “issue price,” which will equal the first price at which a substantial amount of the Securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and
• hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).
This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
• certain financial institutions;
• insurance companies;
• certain dealers and traders in securities or commodities;
• investors holding the Securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
• U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
• partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
• regulated investment companies;
• real estate investment trusts;
• tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
• persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the Securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income.

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In addition, we will not attempt to ascertain whether any issuer of any shares to which a Security relates or which are held by any basket component (such shares hereinafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder in the case of a USRPHC, upon the sale, exchange or settlement of a Security. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the Securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
General
Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities due to the lack of governing authority, in the opinion of our counsel, under current law, and based on current market conditions, each Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.
Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the Securities or instruments that are similar to the Securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the tax treatment described herein. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments of the Securities). Unless otherwise stated, the following discussion is based on the treatment of each Security as an open transaction.
Tax Consequences to U.S. Holders
This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:
• a citizen or individual resident of the United States;

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• a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
• an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Tax Treatment of the Securities
Assuming the characterization of the Securities as set forth above is respected, the following U.S. federal income tax consequences should result.
Tax Treatment Prior to Settlement. A U.S. Holder should not be required to recognize taxable income over the term of the Securities prior to settlement, other than pursuant to a sale or exchange as described below.
Tax Basis. A U.S. Holder’s tax basis in the Securities should equal the amount paid by the U.S. Holder to acquire the Securities.
Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the Securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the Securities sold, exchanged or settled. Subject to the discussion below under “Potential Application of the Constructive Ownership Rule,” any gain or loss recognized upon the sale, exchange or settlement of the Securities should be long-term capital gain or loss if the U.S. Holder has held the Securities for more than one year at such time, and short-term capital gain or loss otherwise.
Potential Application of the Constructive Ownership Rule. Because the Securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the Securities will be treated as a “constructive ownership transaction.” A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of an exchange-traded fund). If an investment in the Securities is treated as a “constructive ownership transaction,” all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of a Security could be recharacterized as ordinary income (the “Recharacterized Gain”). In addition, an interest charge would be imposed on any deemed underpayment of tax for each year that the constructive ownership transaction was outstanding. The amount of the interest charge is determined by treating any Recharacterized Gain as having accrued such that the gain in each successive year is equal to the gain in the prior year increased by the applicable federal rate (determined as of the date of sale, exchange or settlement of the Securities) during the term of the constructive ownership transaction. The amount of the Recharacterized Gain (if any) that would be treated as ordinary

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income in respect of a Security will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of a Security (which reflects an increase in the value of the basket components over the term of the Security) over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code).
However, because any positive return on the Securities at maturity will equal 100% of the price return on the basket components, it is expected that any long-term capital gain recognized by a U.S. Holder at maturity of the Securities should not exceed the net underlying long-term capital gain. However, under Section 1260 of the Code, the amount of net underlying long-term capital gain will be treated as zero unless otherwise “established by clear and convincing evidence.” Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Securities. U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule to the Securities.
Possible Alternative Tax Treatments of an Investment in the Securities
Due to the absence of authorities that directly address the proper tax treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. The IRS could, for instance, seek to treat a Security as a debt instrument. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.
If a Security were treated as a debt instrument for U.S. federal income tax purposes, it would be subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations apply to the Securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount (“OID”) on the Securities every year at a “comparable yield” determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the Securities would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss, to the extent of the U.S. Holder’s prior accruals of OID, and as capital loss thereafter.
Other alternative federal income tax treatments of the Securities are also possible, which if applied could also affect the timing and character of the income or loss with respect to the Securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice

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focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and issues presented by this notice.
Backup Withholding and Information Reporting
Backup withholding may apply in respect of payments on the Securities and the payment of proceeds from a sale, exchange or other disposition of the Securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with payments on the Securities and the payment of proceeds from a sale, exchange or other disposition of the Securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.
Tax Consequences to Non-U.S. Holders
This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:
• an individual who is classified as a nonresident alien;
• a foreign corporation; or
• a foreign estate or trust.
The term “Non-U.S. Holder” does not include any of the following holders:
• a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
• certain former citizens or residents of the United States; or

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• a holder for whom income or gain in respect of the Securities is effectively connected with the conduct of a trade or business in the United States.
Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities.
Tax Treatment upon Sale, Exchange or Settlement of the Securities
In general. Assuming the treatment of the Securities as set forth above is respected, and subject to the discussions concerning backup withholding and the possible application of Section 897 of the Code, a Non-U.S. Holder of the Securities will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.
Subject to the discussions regarding the possible application of Section 897 of the Code and FATCA, if all or any portion of a Security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Securities would not be subject to U.S. federal withholding tax, provided that:
• the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;
• the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
• the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code, and
• the certification requirement described below has been fulfilled with respect to the beneficial owner.
Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a Security (or a financial institution holding the Securities on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form) on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.
In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to these instruments should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the Securities, possibly on a retroactive basis. Non-U.S. Holders should note that we currently do not intend to withhold on any payment made

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with respect to the Securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the Securities to Non-U.S. Holders, and we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities, including the possible implications of the notice referred to above.
U.S. Federal Estate Tax
Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the Securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Securities.
Backup Withholding and Information Reporting
Information returns may be filed with the IRS in connection with the payment on the Securities at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Securities ― Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Legislation
Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments

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that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income. If the Securities were recharacterized as debt instruments, this legislation would apply to any payment of amounts treated as interest and, for dispositions after December 31, 2016, to payments of gross proceeds of the disposition (including upon retirement) of the Securities. If withholding applies to the Securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the Securities.
The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Securities.

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